UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2008 (December 23, 2008)

YZAPP INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7/F Jinhua Mansion

41 Hanguang Street

Nangang District, Harbin 150080

People's Republic of China

(Address of principal executive offices)

(86) 451-82287746

(Registrant's telephone number, including area code)

Suite 500-666 Burrard Street

Vancouver, British Columbia Y6C3P6

CANADA

(604) 868-0264

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

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“we,” “us,” “our company,” “our” and “YzApp” refer to the combined business of YzApp International Inc. and/or its consolidated subsidiaries, as the case may be;

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“New Resources” refers to New Zealand WAYNE's New Resources Development Co., Ltd., our direct, wholly-owned subsidiary, a BVI corporation;

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“Heilongjiang Shuaiyi” refers to Heilongjiang Shuaiyi New Energy Development Co., Ltd. our indirect, wholly-owned subsidiary, a Chinese corporation;

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“Daqing Shuaiyi” refers to Daqing Shuaiyi Biotech Co., Ltd., our indirect, wholly-owned subsidiary, a Chinese corporation;

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“Harbin Shuaiyi” refers to Harbin Shuaiyi Green & Specialty Food Trading LLC, our indirect, wholly-owned subsidiary, a Chinese corporation;

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“BVI” refers to the British Virgin Islands;

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“China,” “Chinese” and “PRC,” refer to the People's Republic of China;

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“Renminbi” and “RMB” refer to the legal currency of China;

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“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

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“SEC” refers to the United States Securities and Exchange Commission;

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“Securities Act” refers to the Securities Act of 1933, as amended; and

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“Exchange Act” refers to the Securities Exchange Act of 1934, as amended

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2008, we entered into a share exchange agreement, or the Share Exchange Agreement, with New Resources, along with the subsidiaries of New Resources and the shareholder of New Resources, New Zealand WAYNE's Investment Holdings Co., Ltd., or the Shareholder.  Pursuant to the Share Exchange Agreement, the Shareholder transferred all of the shares of the capital stock of New Resources held by it, constituting all of the issued and outstanding stock of New Resources, in exchange for 689,390 newly issued shares of our Series A Voting Convertible Preferred Stock, par value $.001 per share, or the Series A Preferred Stock, that constituted approximately 94% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and the subscription agreements described below.

On December 23, 2008, we entered into a subscription agreement with Allied China Investments, LLC, or ACI, pursuant to which we issued and sold to ACI 17,962 shares of our Series A Preferred Stock for $52,530.50, or $2.92 per share.

On December 23, 2008, we also entered into an amendment, or the Amendment, of that certain stock purchase agreement, or the SPA, dated August 6, 2008, by and among ACI (formerly BMC Acquisitions Corp., LLC), Belmont Partners LLC, or Belmont, and the Company.  Pursuant to the SPA, the Company was required to issue to Belmont a number of shares of its common stock sufficient for Belmont to retain 1.1% ownership interest in the Company.  Pursuant to the Amendment, ACI assumed the foregoing obligation of the Company and agreed to transfer its shares of the Company's common stock in order to satisfy such obligation.

On December 23, 2008, we also entered into a subscription agreement with Tan Zhen Investment Limited, or the Investor, pursuant to which we issued and sold to the Investor 20,168 shares of our Series A Preferred Stock for $375,000, or $18.59 per share.

The foregoing description of the terms of the Share Exchange Agreement, the subscription agreement with ACI, the Amendment and the subscription agreement with the Investor is qualified in its entirety by reference to the provisions of those documents filed as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this report, which are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 23, 2008, we completed an acquisition of New Resources pursuant to the Share Exchange Agreement.  The acquisition was accounted for as a recapitalization effected by a share exchange, wherein New Resources is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on December 23, 2008, we acquired New Resources in a reverse acquisition transaction.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of New Resources, except that information relating to periods prior to the date of the reverse acquisition only relate to YzApp International Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate Structure

We own all of the issued and outstanding capital stock of New Resources, a BVI company, which in turn owns 100% of the outstanding capital stock of Heilongjiang Shuaiyi, a PRC company.  Heilongjiang Shuaiyi has two wholly-owned PRC companies, Daqing Shuaiyi and Harbin Shuaiyi.

The following chart reflects our organizational structure as of the date of this report.

Our Corporate History

We were originally incorporated in the State of Nevada on December 22, 2002.  On October 15, 2003, we acquired all the outstanding common stock of YzApp Solutions Inc., a company under common control.  We sold our ownership in YzApp Solutions Inc. on December 3, 2008.  Following incorporation, we engaged in the business of developing software which allowed us to act as an application service provider acting as a conduit between retailers and financial institutions.  Because this business was not successful, we were focused on the identification of suitable businesses with which to enter into a business opportunity or business combination until December 23, 2008, when we completed our reverse acquisition of New Resources.

As a result of our reverse acquisition of New Resources, we are no longer a shell company and active business operations were revived.  We plan to amend our Articles of Incorporation to change our name to “Shuaiyi International New Resources Development Inc.” to reflect the current business of our company.

Background and History of New Resources and Heilongjiang Shuaiyi

New Resources was incorporated in the BVI under the BVI Business Company Act on March 13, 2008.  New Resources was wholly-owned by the Shareholder, a BVI company, before we acquired New Resources on December 23, 2008.

Heilongjiang Shuaiyi was established on July 11, 2006 under the laws of the PRC.  Heilongjiang Shuaiyi has two wholly-owned subsidiaries, Daqing Shuaiyi and Harbin Shuaiyi.  On July 28, 2008, the nine original shareholders of Heilongjiang Shuaiyi, or the Founders, including our chairperson and chief executive officer, Lianyun Han, entered into an equity transfer agreement with New Resources, pursuant to which the Founders agreed to transfer all of their equity interests in Heilongjiang Shuaiyi to New Resources for a purchase price of RMB 60 million (approximately $8.8 million).  On November 24, 2008, Heilongjiang Shuaiyi obtained the Certificate of Approval for Establishment of Enterprises of Foreign Investment issued by Heilongjiang Provincial Government and a new business license was issued to Heilongjiang Shuaiyi on December 1, 2008.

On September 12, 2008, the Shareholder entered into separate earn-in agreements, or the Earn-In Agreements, with the Founders of Heilongjiang Shuaiyi.  Pursuant to the Earn-In Agreements, each Founder has an option to purchase shares of the Shareholder's ordinary shares at a purchase price of $0.01 per share (the par value of the Shareholder's ordinary shares), provided that the aggregate price with respect to the shares eligible to be purchased relating to the satisfaction of condition (4) below is the sum of $0.01 per share, multiplied the number of such shares, plus $1,000, upon the satisfaction of each of the following conditions: (1) six months have expired since the date of the Share Exchange Agreement, provided that on or before that date, the Founder and Heilongjiang Shuaiyi have entered into a binding employment agreement and the Founder is employed by Heilongjiang Shuaiyi pursuant to that agreement on such date; (2) the SEC has declared a registration statement filed by the Company under the Securities Act effective, or investors who purchased common stock from the Company pursuant to a securities purchase agreement being able to sell their common stock under Rule 144; (3) Heilongjiang Shuaiyi and its subsidiaries have achieved not less than $1,560,000 in after-tax net income, as determined under United States generally accepted accounting principals, or US GAAP, for the six months ended June 2009; and (4) Heilongjiang Shuaiyi has achieved not less than $3,900,000 in pre-tax profits, as determined under US GAAP for the fiscal year ending 2009.  Notwithstanding the foregoing, for purposes of determining whether or not the financial thresholds described above have been achieved, the purchase of the shares by the Founder or any other person designated by the Founder shall not be deemed to be an expense, charge, or other deduction from revenues of the Company even though US GAAP may require contrary treatment.

Each Founder may to purchase 25% of the total number of shares that he or she is eligible to purchase under his or her Earn-In Agreement upon the satisfaction of each condition described above.  The aggregate number of shares eligible for purchase by all of the Founders under the Earn-In Agreements is 100,000.  Therefore, upon purchase of the above shares by the Founders, the total number of outstanding shares of the Shareholder will be 100,001 and the Founders will be the controlling shareholders of the Shareholder.

Acquisition of New Resources

On December 23, 2008, we completed a reverse acquisition transaction of New Resources whereby we issued to the Shareholder 689,390 shares of our Series A Preferred Stock, constituting approximately 94% of our issued and outstanding capital stock on a fully-diluted basis, in exchange for all of the issued and outstanding capital stock of New Resources.  New Resources thereby became our wholly owned subsidiary and the Shareholder became our controlling stockholder.

Immediately following closing of the reverse acquisition of New Resources, the Shareholder transferred 176,529 of the 689,390 shares issued to it under the share exchange to certain individuals who provided services to New Resources' subsidiaries, pursuant to a securities allocation agreement that the Shareholder entered into with such service providers on December 23, 2008.

Upon the closing of the reverse acquisition, Eugene M. Weiss, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, which will be mailed out on or about January 2, 2009.  Lianyun Han was appointed to our board of directors effective as of the closing of the reverse acquisition on December 23, 2008.  In addition, our board of directors on December 23, 2008 increased the size of our board of directors to five (5) and appointed Nana Jiang, Chunming Zhang, John Jing Zhang and Xi Zhu to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Mr. Weiss on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officers were replaced by the New Resources executive officers upon the closing of the reverse acquisition as indicated in more detail below.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with New Resources as the acquiror and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of our subsidiary Heilongjiang Shuaiyi because Heilongjiang Shuaiyi currently conducts all our business operations.

Business Overview

We are a holding company that operates through our indirectly owned subsidiary Heilongjiang Shuaiyi, a leading dry Chinese Caterpillar Fungus grower and producer in China.  We specialize in developing, processing, marketing and distributing a variety of agricultural and nutraceutical products consisting of dry Chinese Caterpillar Fungus, organic and specialty food products and silage fodder.  In addition, we plan to produce and market other products developed from Cordyceps Militaris within the coming months and years, including Cordycepin and Corn Series Beverage as indicated in more detail below.

Our primary product is dry Chinese Caterpillar Fungus, which is developed from Cordyceps Militaris.  Cordyceps Militaris is a species of parasitic fungus that is typically found in north-eastern mountainous China.  It is a precious ingredient in traditional Chinese medicine, as Cordyceps Militaris is widely believed in China to offer high medical and health benefits by nourishing the yin, boosting the yang, and invigorating the meridians of the lungs and kidneys.  According to Georges Halpern's Healing Mushrooms, certain research has shown that Cordyceps Militaris may boost our immune system, and can be used as a supplement for the purposes of combating certain effects of fatigue and aging, as well as reducing blood pressure, the occurrences of certain tumors, and combating arteriosclerosis and certain gastrointestinal disorders.  In addition, Cordyceps Militaris has significantly high economic values. According to Halpern, wild Cordyceps Militaris can cost as much as $10,000 per kilogram.  Due to the extremely sensitive growing conditions of Cordyceps Militaris, it is very difficult to grow the plant in a man-made environment.  Through several years of laboratory tests, we developed the technology to commercially grow and produce Cordyceps Militaris in 2006.  We generated approximately 68.7% of our revenues from dry Chinese Caterpillar Fungus during the first nine months of 2008.  We believe that we own 19% of the world wide market share in the cultivated Chinese Caterpillar Fungus industry.  We plan to continue to focus on dry Chinese Caterpillar Fungus, which is our fastest growing product line with the greatest market demand and a significantly high profit margin.

We also sell organic and specialty food products through our subsidiary, Harbin Shuaiyi, which was formed in 2001.  After years of development, we believe that we have become the largest wholesale distributor of organic and specialty food in Heilongjiang Province, China.

Our Industry

The nutraceutical industry is currently made up of many small- and medium-sized companies that manufacture and distribute products generally intended to, or marketed for the purpose of maintaining, and sometimes improving, health and general well being.  According to China Enterprises Association, there are currently over 3,000 manufacturers of nutraceutical products in China, with an annual production value of over $6.25 billion.  Of these manufacturers, large enterprises with registered capital of over $12.5 million only account for 1.45%; medium-sized enterprises with registered capital under $12.5 million, but over $6.25 million, make up 38%; and workshop-style enterprises with registered capital below $12,500 make up 12.5% of the total number of manufacturers.

Widespread economic development in China has not only increased the disposable income of Chinese consumers, it has also lead to an increase in consumer awareness of the risks of dietary imbalances and the importance of maintaining appropriate levels of vitamins and minerals in the human body.  Along with a growing middle class, all of these facts have rapidly increased China's 480 million urban consumers' demand for nutraceutical products.  According to China Personal Health & Supplemental Industry Survey 2005, the sales of nutraceutical products in China are expected to reach RMB 70 billion (approximately $8.75 billion) in 2009, with a compounded annual growth rate of 15.24%.  We believe that the next era of nutrition will focus on naturally occurring properties provided from plants, fruits, and vegetables, which support good health.

Because of the rarity and high prices of the wild collected variety, attempts have long been made to cultivate Cordyceps Militaris.  By the mid-1980s, the majority of Cordyceps Militaris available in the worldwide marketplace were artificially cultivated.  Because of the development of modern biotechnology-based cultivation methods, the availability of this previously rare health supplement has greatly increased in the last 20 years.  The demand for Cordyceps Militaris has also compounded exponentially, in this same time frame, partly because of the opening of China to trade with the West in the 1970s, exposing many more people around the world to the concepts and practices of traditional Chinese medicine.  As Cordyceps Militaris has always been highly revered in traditional Chinese medicine, we believe that with increased exposure to traditional Chinese medicine, the demand for this plant has also increased.  Such an increase has lead to overharvesting of the wild stocks and a subsequent shortage of wild collected varieties of Cordyceps Militaris.  International markets for Cordyceps Militaris are mainly in the United States, Canada, Japan, Korea, Hong Kong and Southeast Asia.  The European and Australian markets are also emerging.  According to Market Survey of Cordyceps Militaris 2008, published by China Market Monitoring Center in 2008, the current international market demand for Cordyceps Militaris is about 1,000 tons a year, while the Chinese domestic market demand is about 500 tons a year with an annual growth rate of over 13%.  With about 50 Cordyceps Militaris manufacturers in China having an aggregate production capacity of only 250 tons a year, there is a big gap between supply and demand and therefore a great potential for our dry Chinese Caterpillar Fungus Cordyceps market.

Our Competitive Strengths

We believe that our success to date and potential for future growth can be attributed to a combination of our strengths, including the following:

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High-end niche products. We sell organic and specialty food products and dry Chinese Caterpillar Fungus products that the followers of traditional Chinese medicine believe have high nutrient concentration, potential health benefits and high value.  Our products are positioned in the high-end market as premium healthy food and are distinguished from the common nutraceutical products in the market.

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Leading market position and significantly high margin. We believe we have established ourselves as a dominant player in China's Chinese Caterpillar Fungus industry.  We believe that we currently own approximately 19% of world market of Chinese Caterpillar Fungus.  By successfully commercializing our Cordyceps Militaris planting technology, we believe that we have achieved economies of scale and accordingly significantly high margin that no other material competitor can match in the near future.

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Leading-edge R&D team. Our research and development team has a strong and extensive technology background and has been an early participant in the Chinese Caterpillar Fungus market.  Currently we have 21 technicians in our R&D department.  The head of our research and development team, Mr. Lichen Wang, was the lead expert in the field of edible fungus in China.  Mr. Wang graduated with a Bachelor's degree in edible fungus and has served as the deputy director of several research institutes of edible fungus in Northeast China.

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Experienced management team with a strong track record.  Our management team has extensive operating experience and industry knowledge.  Lianyuan Han, our founder and chief executive officer, has more than 10 years experience in operational management and business development.  Xianfeng Han, our chief financial officer, has auditing, accounting and financial management experience in U.S. public companies.  We believe that our management team's experience and capabilities have contributed greatly to our significant growth in the past three years.

Our Growth Strategy

As a leading neutraceutical producer in China, we believe we are well positioned to capitalize on future industry growth in China.  We are dedicated to providing healthy and high nutritional products to our consumers.  We will implement the following strategic plans to take advantage of industry opportunities and our competitive strengths:

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Focus on brand development.  With intense price competition among many similar or identical products in the industry, we believe that building brand awareness is the primary means to generate and sustain profitable growth in the future.  We believe that developing close cooperative relationships with research centers of well-known universities in China and globally is key to building brand equity.  We also market our products through an integrated marketing program that includes advertising in relevant media outlets, attending trade shows such as Harbin International Fair for Trade and Economic Corporation and Beijing Agriculture Exposition and offering seminars and lectures to local communities regarding the products and their heath benefits.

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Introducing new products.  We constantly evaluate our products and seek to adapt to changing market conditions by updating our products to reflect new trends in consumer preferences.  We endeavor to expand our market presence by introducing additional competitive neutraceutical products to our product offerings.  Our new products under development include Cordycepin and Corn Series Beverage.

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Increase production capacity.  Our existing production lines of dry Chinese Caterpillar Fungus have been running at close to full capacity while the market demand for our existing products continues to increase.  We plan to develop an additional 4.1 million square meters to grow Cordyceps Militaris with a designed annual production capacity of 65 tons by the end of 2010.  We also own 75 buildings in our company compound and only 10 of them are currently used to plant Cordyceps Militaris.  We plan to use more buildings to plant Cordyceps Militaris.  We expect that our production capacity will reach 60 tons by the end of 2009 and 65 tons by the end of 2010.

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Further expand our distribution network to increase the prevalence of our products nationwide.  Our current sales depend heavily on the sales of our large-pack products to pharmaceutical companies. To support our rapid growth in sales, we plan to further expand our distribution network by selling our small-pack products through drug stores, supermarkets and franchise stores.  We have one-year contracts with our major distributors which normally extend for one more year by the end of the contracts. We maintain constant communications with these distributors to keep us informed regarding consumer preferences and market trends in order to develop new products.  We also organize monthly product promotion meetings with the distributors to increase the sales of small package products.

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Technology innovation.  We believe that the development of new technology is critical to our success.  We will continuously improve the quality of our existing and future products through new technologies.  We expect to maintain our long-term partnership with Chinese universities and research institutes in order to develop new technologies.

Our Products and Production Process

Dry Chinese Caterpillar Fungus

Our primary product is dry Chinese Caterpillar Fungus, which is developed from Cordyceps Militaris.  Cordyceps Militaris is a species of parasitic fungus that is typically found in the north-eastern mountainous regions of China.  As a precious ingredient in traditional Chinese medicine, Cordyceps Militaris is widely believed in China to offer high medical and health benefits by nourishing the yin, boosting the yang, and invigorating the meridians of the lungs and kidneys.  Due to the extremely sensitive growing conditions of Cordyceps Militaris, it is very difficult to grow the plants in man-made environments.  Through several years laboratory tests, we developed the technology to commercially grow and produce Cordyceps Militaris in 2006.  Our production process primarily includes planting, purifying and packaging.

Our present production capacity of dry Chinese Caterpillar Fungus is approximately 45 tons annually.  We generated 68.7% of our revenues from dry Chinese Caterpillar Fungus during the nine months ended September 30, 2008.  We believe that we own approximately 19% worldwide market share in the entire cultivated Chinese Caterpillar Fungus industry.  We plan to continue to focus on dry Chinese Caterpillar Fungus, which is our fastest growing product with the greatest market demand and a significantly high profit margin.  To achieve this end, we plan to build a new plant with a designed annual production capacity of 65 tons by the end of 2010.

Organic and Specialty Food

Growth in domestic demand for organic products has been driven by rising incomes in China.  Through our indirect subsidiary, Harbin Shuayi, we act as either a sales agent or a distributor to market and sell organic and specialty food products supplied by third-party producers.  These products mainly include Northeast Peculiar Rice.  Northeast Peculiar Rice is grown in accordance with organic product standards established by the Chinese Ministry of Agriculture.  To qualify as “organic,” food must be produced in an environment which relies upon natural resources, without the use of conventional pesticides, artificial fertilizers, in an appropriate ecological environment, and must undergo a series of scientific and technological quality control processes.  Our Northeast Peculiar Rice is rich in protein, fiber fats, amino acids and calcium, iron, zinc, Selenium and other elements and vitamins.  After years of development, we have become the largest wholesale distributor of organic and specialty food in Heilongjiang Province, China.

Silage Fodder

Silage is a high-moisture fodder that is used for livestock feed.  Using corn, fava beans and sunflowers as its ingredients, silage fodder is rich in organic acid, proteins, variety of vitamins and minerals.  It is widely believed to enhance livestock's digestive function and nutrition balance.  Daqing Shuaiyi produces and sells this product.

Neither organic and specialty foods nor silage fodder are our principal products.  Together they accounted for approximately 31.3% of our total revenue during the nine months ended September 30, 2008.  Since the gross margin of dry Chinese Caterpillar Fungus is significantly higher than that of other products we currently sell, we believe we can generate more profits by focusing on our primary high-end Chinese Caterpillar Fungus products.  Therefore, we do not plan to expand our business related to these two products.

New products under development

We plan to further diversify our Cordyceps Militaris based product mix to cater to different customer tastes and preferences.  Currently, we have the following two products under development.

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Cordycepin.  Cordycepin is the major bioactive compound of Cordyceps Militaris.  Cordycepin has been used as raw materials in various nutraceutical products, cosmetics and drugs worldwide.  According to Georges Halpern's Healing Mushrooms, Cordycepin is medicinally used to treat bacterial infections such as tuberculosis and leprosy as well as possibly inhibiting HIV replication.  We expect to begin manufacturing and selling Cordycepin products by the end of 2010.

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Corn Series Beverage.  This convenient and delicious Chinese traditional healthcare cereal beverage has various nutritional ingredients of Cordyceps Militaris, including Cordycepin and polysaccharides.  We expect to begin manufacturing and selling this product by the end of 2009.

Our Properties

All land in China is owned by the State or collectives.  Individuals and companies are permitted to acquire land use rights for general or specific purposes.  In the case when land is used for industrial purposes, the land use rights are granted for a period of 50 years.  The rights may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws.  Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Our primary production facility is located in Daqing, Heilongjiang province, which started production in 2006.  The facility consists of nine factory buildings and is located on a 410,000 square meter tract where we have leased the  land use rights for twenty years.

We currently own and operate one main production line and eight supplemental production lines of Chinese Caterpillar Fungus with an aggregate processing capacity of 45 tons annually.  We also have one production line to produce our silage fodder products, which have an aggregate production capacity of 9,000 tons annually.

To meet the expected growth of our business and to broaden our product portfolio, we plan to add additional eight factory buildings to produce Cordyceps Militaris with a designed annual production capacity of 65 tons by the end of 2010.

Our subsidiary Harbin Shuaiyi entered into a premise lease agreement with a PRC individual, Liye Qian, on December 28, 2005, pursuant to which Harbin Shuaiyi leased the premise located at 2nd Floor, 2nd Building, No. 41 Xiangdian Street, Xiangfang District, Harbin with the construction area of 2,400 square meters.  The lease term is from January 1, 2006 to December 31, 2010.  Harbin Shuaiyi uses the facility as an exhibit center for our more than 800 green foods.  We pay a monthly rent of RMB 13,000 (approximately $1,625) for using this facility.

On April 23, 2008, Harbin Shuaiyi entered into another premise lease agreement with Harbin Jinhua Keji Qiye Fuhuaqi Co., Ltd., pursuant to which Harbin Shuaiyi leased the premise located on Room 739, Floor 7th, No. 41 Hanguang Street, Nangang District for office use.  The lease term is from May 10, 2008 to May 10, 2010.  We pay a monthly rent of RMB 1,417 (approximately $208) for using this facility.

Marketing and Sales

Currently, we have 115 experienced marketing personnel who are responsible for market research, promotion and advertisement.  We strengthen our market presence by employing various types of marketing strategies.  We participate in trade shows such as Harbin International Fair for Trade and Economic Cooperation and Beijing Agriculture Exposition and offer seminars and lectures to local communities regarding the health benefits of our products.   These activities help to promote our reputation and name recognition in the industry.

Our sales depend heavily on the sales of our large-pack products to pharmaceutical companies.  To support our rapid growth in sales, we plan to further expand our distribution network by selling our small-pack products through drug stores, supermarkets and franchise stores.

Raw Materials and Suppliers

Our raw materials primarily consist of carbamide, wheat, glucose, citric acid, bitter salt, peptone, and pupa powder.  The price for such material fluctuates depending upon market conditions.  However, since we have long-term suppliers and clients, the influence of material price fluctuation is not currently material to the Company.

We have established long-term relationships with our key suppliers.  However, we do not have long term supply contracts and we do not exclusively rely on our key suppliers.  We have adopted a dual supplier system for raw materials.  Therefore, if our primary suppliers cannot supply us with our raw material for any reason, we are able to acquire raw material from another supplier.  All of our suppliers must meet our quality standards and delivery requirements consistently in order to remain on our approved supplier list.  If deliveries are delayed repeatedly, we terminate the partnership with such supplier.

The flexible sourcing arrangements are designed to ensure the stable supply of raw materials and promote healthy competition among our suppliers.  We believe our supplier arrangements encourage our suppliers to provide high quality raw materials timely and efficiently.

Our Major Suppliers in 2007

The following table lists top suppliers of our raw materials in 2007:

Rank	Company Name	Unit (Kg)	Purchasing value in 2007 (in RMB/Yuan)	Location	Material
1	Harbin Zhenfengyuan Bio-technology Co., Ltd	123006.7	676,868.5	Harbin, China	Peptone
		14732.44	883,946.4	Harbin, China	Pupa Powder
2	Nehe Laocai Grain Depot.	573100	884,850	Rehe, China	Wheat
3	Harbin Jiancheng Fine Chemical Plant	12668.7	35,472.36	Harbin, China	Glucose
		1728.82	31,118.76	Harbin, China	Citric Acid
		1200	4,800	Harbin, China	Bitter salt
4	Heilongjiang Xianfeng Agricultural Means of Production Market	609.45	1,560.27	Harbin, China	Carbamide

Our Major Customers

The following table provides information on our major clients in fiscal year 2007.

MAJOR CLIENTS IN 2007
No.	Name	Description of Client	Sales (in Millions of US Dollars)	Percentage of Total Sales

1	Disha Pharmaceutical Co., Ltd.	Pharmaceutical Products Producer in China	1.01	10.99%

2	Xi'an Yizhiliu Pharmaceutical Co., Ltd	Pharmaceutical Products Producer in China	0.86	9.36%

3	Beijing Ruichenboji Technology Development Co., Ltd.	Trading company in China	0.80	8.70%

4	Hangzhou KangYuanTang Ganoderma Lucidum Co., Ltd	Health Products Producer in China	0.77	8.37%

5	Si Chuan Ai Da Biotech Co. Ltd.	Health Products Producer in China	0.75	8.16%

6	Zhejiang Yinlong Trading Company	Trading company in China	0.72	7.83%

7	Zhejiang Wanfeng Group Pharmaceutical Co., Ltd.	Pharmaceutical Products Producer in China	0.62	6.75%

8	General Hospital of Shandong CAPF	Pharmaceutical Products Producer in China	0.27	2.94%

9	Shenzhen Makingway bio-tech Co., Ltd.	Health Products Producer in China	0.17	1.84%

Our Competition

Most of our competitors for sales of dry Chinese Caterpillar Fungus products are small-sized local producers and generally have a much lower production capacity.  Compared to these competitors, we believe we have a much higher production capacity and more advanced growing and production technology.  Our major competitors in China include Heilongjiang Xinyisheng Pharmaceutical Co., Ltd., Liangshan County Ganoderma and Cordyceps Sci-Tech Development Co., Ltd., Jiangsu Xuzhou Kangyuan Cordyceps Biology Co., Ltd., Xuzhou Baofu Cordyceps Co., Ltd. and Jinzhou Cordyceps Militaris Co., Ltd.

Research and Development

Our research and development activities focus on developing new products and new technologies.  We currently have 21 employees dedicated to research and development.  Since 2003, we have also maintained a close cooperation relationship with China Institute of Science, one of the most prestigious academic institutions of scientific and technological research in China, to improve commercially growing Cordyceps Militaris.

As described below, on April 10, 2006, we spent RMB 30 million (approximately $4.4 million) in acquiring the technologies of Cordyceps MIlitaris cultivation from Mr. Runjiao Wang.  In 2006 and 2007, our research and development expenses were insignificant.

Intellectual Property

We currently have the following patents pending approval:

Patent Name	Patent type	Patent No. / Application No.	Expiration Date	Status
Technology of Using Plastic Ware to Cultivate Cordyceps Militaris	Invention	200810064305.3	N/A	Pending
Planting Cordyceps militaris by the method of making liquid spawn.	Invention	200810064705.4	N/A	Pending
Formulation of Cordyceps Militaris and Green Bean Paste Beverage	Invention	200810064387.1	N/A	Pending
Formulation of Cordyceps Militaris and Corn Beverage	Invention	200810064389.0	N/A	Pending
Formulation of Cordyceps Militaris and Millet Beverage	Invention	200810064390.3	N/A	Pending
Formulation of Cordyceps Militaris and Red Bean Paste Beverage	Invention	200810064388.6	N/A	Pending

On April 10, 2006, Daqing Shuaiyi entered into an exclusive licensing agreement with Mr. Runjiao Wang, pursuant to which Mr. Wang agreed to grant Daqing Shuaiyi a exclusive right to use the cultivation technology of Cordyceps Militaries that Mr. Wang developed.  According to this licensing agreement, Daqing Shuaiyi is allowed to use this technology exclusively in China for ten years beginning on April 10, 2006.  In consideration of the rights granted to Daqing Shuaiyi under this licensing agreement, Daqing Shuaiyi agreed to pay Mr. Wang a license fee in an amount of RMB 30 million (approximately $4.4 million).  In addition, Daqing Shuaiyi has the right of first refusal with respect to the cultivation technology when the licensing agreement expires.

We have applied for the trademark of “帅亿东方神” with the Trademark Office of the State Administration for Industry and Commerce of China.  Under Chinese laws, we are allowed to use “帅亿东方神” for the sales and marketing of our products even if our trademark application is still pending.  Once our application is approved, the trademark will have a term of ten years and may be continually renewed thereafter.

We rely on trade secret protection and confidentiality agreements to protect our proprietary information and know-how.  Our management and each of our research and development personnel have entered into a standard confidentiality agreement, which includes a clause acknowledging that all inventions, designs, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property, and assigning to us any ownership rights that they may claim in those works.  Despite our precautions, it may be possible for third parties to obtain and use, without our consent, intellectual property that we own or are licensed to use.  Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.  See “Risk factors—Risks Related to Our Business—Failure to adequately protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly.”

Regulation

Because our operating subsidiaries are located in the PRC, we are regulated by the national and local laws of the PRC.  Currently only the general rules of commerce in China are applicable to us.

We are also subject to the PRC's foreign currency regulations. The PRC government has controlled Renminbi reserves primarily through direct regulation of the conversion of Renminbi into other foreign currencies. Although foreign currencies, which are required for “current account” transactions, can be bought freely at authorized PRC banks, the proper procedural requirements prescribed by PRC law must be met.  At the same time, PRC companies are also required to sell their foreign exchange earnings to authorized PRC banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the PRC government.

Our Employees

As of September 30, 2008, we employed a total of 285 full-time employees. The following table sets forth the number of our employees by function as of September 30, 2008.

FUNCTION	NUMBER OF EMPLOYEES
Capital Department	5
Sales Department	115
Production Department	121
R&D Department	21
Financial Department	13
Administrative Office	10
TOTAL	285

As required by applicable PRC law, we have entered into employment contracts with all of our officers, managers and employees.  Our employees are not represented by a labor organization or covered by a collective bargaining agreement.  We have not experienced any work stoppages.

We are required under PRC law to make contributions to the employee benefit plans at specified percentages of the after-tax profit. In addition, we are required by the PRC law to cover employees in China with various types of social insurance.  We believe that we are in material compliance with the relevant PRC laws.

Seasonality

The production and sale of our primary product, dry Chinese Caterpillar Fungus, historically have not been subject to seasonal variations.  The peak sales season of our silage fodder is between January and March.

Insurance

We do not have any business liability, interruption or litigation insurance coverage for our operations in China. Insurance companies in China offer limited business insurance products.  While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance.  Therefore, we are subject to business and product liability exposure.  See “Risk Factors – We do not carry any business interruption insurance, third-party liability insurance for our production facilities or insurance that covers the risk of loss of our products in shipment.”

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this report.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline.  You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

The recent financial crisis could negatively affect our business, results of operations, and financial condition.

The recent credit crisis and turmoil in the global financial system may have an impact on our business and our financial condition, and we may face challenges if conditions in the financial markets do not improve.  Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise capital, which could have an impact on our flexibility to react to changing economic and business conditions.  In addition, these economic conditions also impact levels of consumer spending, which have recently deteriorated significantly and may remain depressed for the foreseeable future.  Consumer purchases of discretionary items, including our dry Chinese Caterpillar Fungus, generally decline during recessionary periods and other periods where disposable income is adversely affected.  If demand for our products fluctuates as a result of economic conditions or otherwise, our revenue and gross margin could be harmed.

Our current business is significantly based on a single product, dry Chinese Caterpillar Fungus, which currently accounts for 68.7 percent of our revenues, and we may not be able to general significant revenue if this product fails.

Approximately 68.7% of our sales for the nine moths ended September 30, 2008 comes from a single product, dry Chinese Caterpillar Fungus, and our business may suffer a material adverse impact if this product fails.  If we experience difficulties or obstacles in the manufacture and sale of dry Chinese Caterpillar Fungus, we may not be able to generate significant revenues, our business may fail and you would lose all or part of your investment in our company.

We may not be able to grow and harvest sufficient Cordyceps Militaris to satisfy our production requirements and any decline in the amount or quality of Cordyceps Militaris could reduce our sales and negatively affect our results of operations, financial condition and business prospects.

Our Chinese Caterpillar Fungus business and financial results significantly depend on maintaining a consistent and cost-effective supply of Cordyceps Militaris.  The availability, size and quality of Cordyceps Militaris for the production of our products are subject to risks inherent to growing, such as size, quality, and yield fluctuation caused by technical problems of growing, pest and disease problems, and other factors beyond our control.  Because all Cordyceps Militaris used to produce our Chinese Caterpillar Fungus products are grown by us, we may not be able to locate in a timely manner any third party suppliers who could provide us with sufficient materials to meet our production needs when our self-supply faces significant fluctuations in the availability of Cordyceps Militaris.  Therefore, any interruptions to or decline in the amount or quality of our Cordyceps Militaris supply could materially disrupt our production and adversely affect our business and financial condition and financial prospects.

Our sales and reputation may be affected by product liability claims, litigation, product recalls, or adverse publicity in relation to our products.

The sale of products for human consumption involves an inherent risk of injury to consumers.  We face risks associated with product liability claims, litigation, or product recalls, if our products cause injury, or become adulterated or misbranded.  Our products are subject to product tampering, and to contamination risks, such as mold, bacteria, insects, and other pests, and off-flavor contamination during the various stages of the procurement, production, transportation and storage processes.  If any of our products were to be tampered with, or become tainted in any of these respects and we were unable to detect this, our products could be subject to product liability claims or product recalls.  We cannot predict what impact such product liability claims or resulting negative publicity would have on our business or on our brand image.  The successful assertion of product liability claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses.  We do not have product liability insurance and have not made provisions for potential product liability claims.  Therefore, we may not have adequate resources to satisfy a judgment if a successful claim is brought against us.  Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim. Finally, serious product quality concerns could result in governmental action against us, which, among other things, could result in the suspension of production or distribution of our products, loss of certain licenses, or other governmental penalties.  A widespread product recall could result in significant loss due to the cost of conducting a product recall including destruction of inventory and the loss of sales resulting from the unavailability of the product for a period of time.  In addition. product liability claims and product recalls could have a material adverse effect on the demand for our products and on our business goodwill and reputation.  Adverse publicity could result in a loss of consumer confidence in our products.

We compete in an industry that is brand-conscious, and unless we are able to establish and maintain brand name recognition our sales may be negatively impacted.

Our business is substantially dependent upon awareness and market acceptance of our products and brand by our targeted consumers.  In addition, our business depends on acceptance by our suppliers and consumers of our brand. Although we believe that we have made progress towards establishing market recognition for our brand “帅亿东方神” in the Chinese Caterpillar Fungus products industry, it is too early in the product life cycle of the brand to determine whether our products and brand will achieve and maintain satisfactory levels of acceptance by our customers.

We compete in an industry characterized by rapid changes in consumer preferences, so our inability to continue developing new products to satisfy our consumers' changing preferences would have a material adverse effect on our sales volumes.

Our success depends on our ability to anticipate, gauge and react in a timely and effective manner to changes in consumer spending patterns and product preferences.  We must continually work to develop, produce and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, and refine our approach as to how and where we market and sell our products.  While we plan to devote considerable effort and resources to shape, analyze and respond to consumer preferences, consumer spending patterns and preferences cannot be predicted with certainty and can change rapidly.  Our failure to adapt our product offering to respond to such changes may result in reduced demand and lower prices for our products, resulting in a material adverse effect on our sales volumes, sales and profits.

Our current market distribution and penetration is limited as compared with the potential market and so our initial views as to customer acceptance of a particular product can be erroneous, and there can be no assurance that true market acceptance will ultimately be achieved.  In addition, customer preferences are also affected by factors other than taste.  If we do not adjust to respond to these and other changes in customer preferences, our sales may be adversely affected.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any potential increased demand for the products that we sell and possibly hurting our future operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for the products that we sell, and by the introduction of new product offerings.  Growth in our business may place a significant strain on our personnel, management, financial systems and other resources.  The evolution of our business also presents numerous risks and challenges, including:

•

our ability to successfully and rapidly expand sales to potential new distributors in response to potentially increasing demand;

•

the costs associated with such growth, which are difficult to quantify, but could be significant; and

•

rapid technological change.

To accommodate any such growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all.  If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

Due to our rapid growth in recent years, our past results may not be indicative of our future performance and evaluating our business and prospects may be difficult.

Our business has grown and evolved rapidly in recent years as demonstrated by our growth in net income for the fiscal year ended December 31, 2007 to $5.17 million, from $1.66 million for the prior fiscal year.  We may not be able to achieve similar growth in future periods, and our historical operating results may not provide a meaningful basis for evaluating our business, financial performance and prospects.  Moreover, our ability to achieve satisfactory production results at higher volumes is unproven.  Therefore, you should not rely on our past results or our historical rate of growth as an indication of our future performance.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Lianyun Han, our chief executive officer and chairperson, airman and Xianfeng Han, our chief financial officer.  If we lose any of these key employees and are unable to find a qualified replacement in a timely manner, our business will be negative impacted.  In addition, if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer.  Significant turnover in our senior management could significantly deplete the institutional knowledge held by our existing senior management team.  We depend on the skills and abilities of these key employees in managing the reclamation, technical, and marketing aspects of our business, any part of which could be harmed by turnover in the future.

Our inability to protect our trademarks, patent and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brands and our reputation, and adversely affect our ability to compete effectively.  Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights, know how and trade secrets, could result in the expenditure of significant financial and managerial resources.  We produce, market and sell our products using the brand “帅亿东方神”  We regard our intellectual property, particularly our trademark, know how and trade secrets to be of considerable value and importance to our business and our success.  We rely on a combination of patent, trademark, trade secrecy laws, and contractual provisions to protect our intellectual property rights.  There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our patent, trademark, trade secrets or similar proprietary rights.  In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights.  Any such claim or litigation could be costly and we may lack the resources required to defend against such claims.  In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to market or sell our brands, and profitably exploit our products.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-K.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to the operating effectiveness of the company's internal controls.  Since we just completed the acquisition of New Resources on December 23, 2008, we have not evaluated New Resources and its consolidated subsidiaries' internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls on a consolidated basis as required by these requirements of SOX 404.  Under current law, we are subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2008, although the auditor attestation is not required until our annual report for the fiscal year ending December 31, 2009, assuming our filing status remains as a smaller reporting company.  We can provide no assurance that we will comply with all of the requirements imposed thereby.  There can be no assurance that we will receive a positive attestation from our independent auditors.  In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

We do not carry any business interruption insurance, third-party liability insurance for our production facilities or insurance that covers the risk of loss of our products in shipment.

Operation of our facilities involves many risks, including equipment failures, natural disasters, industrial accidents, power outages, labor disturbances and other business interruptions.  Furthermore, if any of our products are faulty, then we may become subject to product liability claims or we may have to engage in a product recall.  We do not carry any business interruption insurance, product recall or third-party liability insurance for our production facilities or with respect to our products to cover claims pertaining to personal injury or property or environmental damage arising from defects in our products, product recalls, accidents on our property or damage relating to our operations.  As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business.  We have operations, agreements with third parties and make sales in China, which may experience corruption.  Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, because these parties are not always subject to our control.  It is our policy to implement safeguards to discourage these practices by our employees.  Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible.  Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China.  Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The PRC economy differs from the economies of most developed countries in many respects, including:

•

a higher level of government involvement;

•

a early stage of development of the market-oriented sector of the economy;

•

a rapid growth rate;

•

a higher level of control over foreign exchange; and

•

the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC.  Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises.  The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value.  Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us.  In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.  In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States.  As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

If we are found to have failed to comply with applicable laws, we may incur additional expenditures or be subject to significant fines and penalties.

Our operations are subject to PRC laws and regulations applicable to us.  However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences.  In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level.  Although we strive to comply with all the applicable PRC laws and regulations, we cannot assure you that the relevant PRC government authorities will not later determine that we have not been in compliance with certain laws or regulations.  Our failure to comply with applicable PRC laws and regulations could subject us to administrative penalties and injunctive relief, as well as civil remedies, including fines, injunctions and recalls of our products.  It is possible that changes to such laws or more rigorous enforcement of such laws or with respect to our current or past practices could have a material adverse effect on our business, operating results and financial condition.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB.  Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts.  These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated.  Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.  Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar.  Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term.  Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions.  While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all.  In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries' ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiaries.  However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the New EIT Law, we may be classified as a “resident enterprise” of China.  Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008.  Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes.  The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.  Because the New EIT Law and its implementing rules are new, no official interpretation or application of this new “resident enterprise” classification is available.  Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that YzApp International Inc. is a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow.  First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations.  In our case, this would mean that non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.  Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.  We are actively monitoring the possibility of “resident enterprise” treatment for the 2008 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC approval is required in connection with the reverse acquisition of New Resources, the reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which became effective on September 8, 2006.  The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange.  On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We do not believe that the M&A Rule concerning the CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals applies to our reverse acquisition of New Resources because neither YzApp International Inc. nor New Resources is a “Special Purpose Vehicle” or an “offshore company controlled by PRC companies or individuals” as defined in the M&A Rule.  If the CSRC or another PRC governmental agency subsequently determines that we must obtain CSRC approval prior to the completion of the reverse acquisition, the reverse acquisition may be unwound and we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.  These regulatory agencies may impose fines and penalties on our operations in China and limit our operating privileges in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares.

If we do not fulfill our obligation to pay the transfer price for the equity interest of Heilongjiang Shuaiyi, then we may be subject to fines and prohibitions imposed by relevant PRC authorities that could have a material adverse effect on our business.

On July 28, 2008, our subsidiary, New Resources entered into an equity transfer agreement with the Founders of Heilongjiang Shuaiyi to acquire all of their equity interests in Heilongjiang Shuaiyi for RMB 60 million (approximately $8.8 million).  On November 24, 2008, Heilongjiang Shuaiyi obtained the Certificate of Approval for Establishment of Enterprises of Foreign Investment issued by Heilongjiang Provincial Government and a new business license was issued to Heilongjiang Shuaiyi on December 1, 2008.  According to the M&A Rule, the equity interest transfer price should be paid in full within three months commencing from the issuance of the new business license to Heilongjiang Shuaiyi.  If the transfer price is not paid by this date, we may apply to the relevant PRC regulatory agency for an extension of up to one year from the date of the issuance of the license; provided, however, that 60% of the transfer price will be required to be paid within six months from such date.  However, if we are unable to make the transfer payment by the March 1st deadline or the relevant PRC regulatory agency does not grant us additional time to make the payment, we may subject to fines or penalties imposed by the PRC regulatory agency.  In addition, we may not be permitted to exercise any decision-making rights as a shareholder in Heilongjiang Shuaiyi or to consolidate Heilongjiang Shuaiyi's financial results into our financial statements, both of which result would have a material adverse effect on our business.

The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the PRC Ministry of Commerce be notified in advance of any change-of-control transaction and in some situations, require approval of the PRC Ministry of Commerce when a foreign investor takes control of a Chinese domestic enterprise.  In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time.  The M&A Rule also requires PRC Ministry of Commerce anti-trust review of any change-of-control transactions involving certain types of foreign acquirers.  Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company and most of our assets are located outside of the United States.  Most of our current operations are conducted in the PRC.  In addition, most of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons is located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States.  In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts.  Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions.  China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States.  In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest.  So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock is volatile, and this volatility may continue.  Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly.  In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons.  Factors such as variations in our revenues, earnings and cash flow, announcements of new investments, cooperation arrangements or acquisitions, and fluctuations in market prices for our products could cause the market price for our shares to change substantially.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management's attention and resources.

Moreover, the trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price for our common stock or trading volume to decline.

Furthermore, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule.  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our Articles of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders.  These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock.  In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party.  The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a holding company that operates through our indirectly owned subsidiary Heilongjiang Shuaiyi, a leading dry Chinese Caterpillar Fungus grower and producer in China.  We specialize in developing, processing, marketing and distributing a variety of agricultural and nutraceutical products consisting of dry Chinese Caterpillar Fungus, organic and specialty food products and silage fodder.  In addition, we plan to produce and market other products developed from Cordyceps Militaris within the coming months and years, including Cordycepin and Corn Series Beverage.

Our primary product is dry Chinese Caterpillar Fungus, which is developed from Cordyceps Militaris.  We sell our products through an extensive nationwide sales and distribution network covering four provinces and eight cities in China.  Our dry Chinese Caterpillar Fungus products are grown and processed by our indirect, wholly-owned subsidiary, Daqing Shuiayi, and are mainly sold to pharmaceutical companies for further processing into drugs and nutraceutical products.  We generated approximately 68.7% of our revenues from sales of dry Chinese Caterpillar Fungus during the nine months ended September 30, 2008.  We believe that we own approximately 19% worldwide market share in the entire cultivated Chinese Caterpillar Fungus industry.  We plan to continue to focus on dry Chinese Caterpillar Fungus, which is our fastest growing product line with the greatest market demand and a significantly high profit margin.

We also sell organic and specialty food products through our subsidiary, Harbin Shuaiyi, which was formed in 2001.  After years of development, we believe that we have become the largest wholesale distributor of organic and specialty food in Heilongjiang Province, China.

Our sales revenue grew by 56.70% for the nine months ended September 30, 2008 to $10.17 million, from $6.49 million for the same period of 2007.  Our gross margin for the nine months ended September 30, 2008 was 63.05%.

Because our recent operations have been limited to the operations of Heilongjiang Shuaiyi and its subsidiaries, the discussion below of our performance is based upon the unaudited financial statements of Heilongjiang Shuaiyi for the nine months ended September 30, 2008 and audited financial statements of Heilongjiang Shuaiyi for the fiscal years ended December 31, 2007 and 2006 included in this report.

Industry Wide Factors that are Relevant to Our Business

We expect several key demographic, healthcare, and lifestyle trends to drive the growth of our business in the coming future:

•

Increased Focus on Healthy Living: Our management believes that as China becomes more affluent, its citizens are becoming more health conscious.  They are leading more active lifestyles and becoming increasingly focused on healthy living, nutrition, and supplementation.  According to the Nutrition Business Journal, a higher percentage of today's global population is involved to some degree in health and wellness than a few years ago.  We believe that growth in the health supplements industry will continue to be driven by consumers who increasingly embrace health and wellness as a critical part of their lifestyles.

•

Aging Population: The average age of the Chinese population is increasing.  According to World Population Prospects: The 2004 Revision (2005), the percentage of elderly persons in China is projected to triple between 2006 and 2050, from 8 percent to 24 percent, a total of 322 million people.  We believe that these consumers are significantly more likely to use health supplements than younger persons and have higher levels of disposable income to pursue healthy lifestyles.

•

Rising Healthcare Costs and Use of Preventive Measures: Healthcare related costs have increased substantially in China.  A survey released by China's Ministry of Health found that the percentage of out-of-pocket health expenditures in China has increased from 35.7% in 1990 to 55.5% in 2003.  To reduce medical costs and avoid the complexities of dealing with the healthcare system, and given increasing incidence of medical problems and concern over the use and effects of prescription drugs, many consumers take preventive measures, including alternative medicines and nutritional supplements.

Taxation

United States

YzApp International Inc. is subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as YzApp International Inc. had no income taxable in the United States.

British Virgin Islands

New Resources was incorporated in the BVI and under the current laws of the BVI, is not subject to income taxes.

PRC

A company registered in China is subject to national and local income taxes within China at the applicable tax rate on the taxable income as reported in its PRC statutory financial statements in accordance with relevant income tax laws.  Under the Provisional Taxation Regulation of the People's Republic of China effective before January 1, 2008, income tax was generally payable by enterprises at a rate of 33% of their taxable income.  Newly established high-technology enterprises, such as our subsidiary Daqing Shuaiyi, are entitled to a two-year 50% tax reduction.  The tax holiday of Daqing Shuaiyi commenced in January 1, 2006 and expired on December 31, 2007.  Harbin Shuaiyi was subject to a tax rate of 33% in 2007 and is subject to a tax rate of 25% in 2008.

In 2007, China passed the New EIT Law and its implementing rules, both of which became effective on January 1, 2008.  The New EIT Law significantly curtails tax incentives granted to foreign-invested enterprises under the previous law.  The New EIT Law, however, (i) reduces the statutory rate of enterprise income tax from 33% to 25%, (ii) permits companies to continue to enjoy their existing tax incentives, adjusted by certain transitional phase-out rules, and (iii) introduces new tax incentives, subject to various qualification criteria.

Substantially all of YzApp International Inc.'s income may be derived from dividends it receives from its PRC subsidiaries.  The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes.  We expect that such 10% withholding tax will apply to dividends paid to YzApp International Inc. by its PRC subsidiaries, but this treatment will depend on our status as a non-resident enterprise.  For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors — Risks Associated with Doing Business in China — Under the New EIT Law, we may be classified as a ‘resident enterprise' of China.  Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Results of Operations

The following tables set forth key components of the results of operations of Heilongjiang Shuaiyi and its subsidiaries for the periods indicated, both in dollars and as a percentage of our net sales.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

The following table summarizes the results of our operations during the nine-month periods ended September 30, 2008 and September 30, 2007, and provides information regarding the dollar and percentage increase or (decrease) from the nine-month period ended September 30, 2007 to the nine-month period ended September 30, 2008.

(All amounts, other than percentage, in thousands of US dollars)

	Nine Months Ended September 30, 2008		Nine Months Ended September 30, 2007
	In Thousands	As a percentage of revenues	In Thousands	As a percentage of revenues
Revenues	10,167	100%	6,494	100%
Cost of goods sold	(3,579)	(35.20%)	(2,453)	(37.78%)

Gross Profit	6,588	64.80%	4,040	62.22%

Selling expenses	(138)	(1.36%)	(52)	(0.80%)
General and administrative expenses	(827)	(8.13%)	(263)	(4.06%)

Income from operations	5,623	55.31%	3,725	57.36%

Other income and (expenses)
Other income	4	0.04%	32	0.49%
Interest income	19	0.18%	34	0.53%
Interest expenses	( - )	( - %)	(12)	(0.19%)

Income before income tax	5,646	55.53%	3,779	58.19%

Provision for income tax	(775)	(7.62%)	(53)	(0.81%)

Net income	4,871	47.91%	3,726	57.38%

Revenues.  Revenues increased approximately $3.7 million, or 56.7%, to approximately $10.2 million for the nine months ended September 30, 2008 from approximately $6.5 million for the same period in 2007.  This increase was mainly attributable to the continuous growth of our production and sale of dry Chinese Caterpillar Fungus products.

Cost of Goods Sold.  Our cost of goods sold increased approximately $ 1.13 million, or 46.12%, to approximately $3.58 million for the nine months ended September 30, 2008 from approximately $2.45 million for the same period in 2007.  This increase was mainly due to the increased sales of our existing products.  As a percentage of revenues, the cost of goods sold decreased to 35.20% during the nine months ended September 30, 2008 from 37.78 % in the same period of 2007.  Such increase of gross margin was mainly attributable to a reduction in unit cost of manufacturing as a result of increased large-scale production of our dry Chinese Caterpillar Fungus products.

Gross Profit. Our gross profit increased approximately $2.55 million, or 63.12%, to approximately $6.6 million for the nine months ended September 30, 2008 from $4.04 for the same period in 2007.  Gross profit as a percentage of revenues was 64.80% for the nine months ended September 30, 2008, an increase of 2.58% from 62.22% for the same period of 2007.  Such percentage increase was mainly due to a reduction in unit cost of manufacturing as a result of increased large-scale production of our dry Chinese Caterpillar Fungus products.

Selling Expense.  Selling expenses increased approximately $0.08 million, or 160%, to $0.13 million for the nine months ended September 30, 2008 from $0.05 million for the same period of 2007.  As a percentage of revenues, selling expenses increased to 1.36% for the nine months ended September 30, 2008 from 0.80% for the same period of 2007.  The increase of selling expenses was mainly attributable to more investment in our distribution network and more marketing activities to promote our products.

General and Administrative Expenses.  General and administrative expenses increased approximately $0.57 million, or 213%, to $0.83 million for the nine months ended September 30, 2008 from $0.26 million for the same period of 2007.  As a percentage of revenues, general and administrative expenses increased to 8.13% for the nine months ended September 30, 2008 from 4.06% for the same period of 2007.  The increase of general and administrative expenses was mainly attributable to additional professional fees paid to our principal accountant.

Income Before Income Tax.  Income before income tax increased approximately $1.87 million, or 49.47%, to approximately $5.65 million for the nine months ended September 30, 2008, from $3.78 million for the same period of 2007.  Income before income tax as a percentage of revenues decreased to 55.53% for the nine months ended September 30, 2008 from 58.19% for the same period of 2007.  The increase of income before income taxes was mainly attributable to the increase of sales of our products.

Income Tax.  Income tax increased approximately $0.72 million to approximately $0.77 million for the nine months ended September 30, 2008 from approximately $0.05 million for the same period of 2007.  We paid more income tax during the nine months ended September 30, 2008 because Daqing Shuaiyi enjoyed a tax exemption in 2007, while the company received a 50% tax reduction in 2008.

Net Income.   Net income increased approximately $1.15 million, or 30.8%, to $4.87 million for the nine months ended September 30, 2008 from approximately $3.72 million for the same period of 2007, as a result of the factors described above.

Fiscal Year ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006

The following table summarizes the results of our operations during the fiscal years ended December 31, 2007 and 2006, and provides information regarding the dollar and percentage increase or (decrease) from the fiscal year ended December 31, 2006 to the fiscal year ended December 31, 2007.

(All amounts, other than percentage, in thousands of US dollars)

	Year Ended December 31, 2007		Year Ended December 31, 2006
	In Thousands	As a percentage of revenues	In Thousands	As a percentage of revenues
Revenues	9,194	100%	4,318	100%
Cost of goods sold	(3,511)	(38.2%)	(2,416)	(56.0%)

Gross Profit	5,683	61.8%	1,902	44.1%

Selling expenses	(72)	(0.8%)	(48)	(1.1%)
General and administrative expenses	(435)	(4.7%)	(212)	(4.9%)

Income from operations	5,175	56.1%	1,642	38.0%

Other income and (expenses)
Other income	101	1.1%	64	1.5%
Interest expenses	(19)	(0.2%)	(3)	(0.07%)

Income before income tax	5,257	57.2%	1,703	39.4%

Provision for income tax	(85)	(0.9%)	(40)	(0.9%)

Net income	5,172	56.3%	1,663	38.5%

Revenues.   Revenues increased approximately $4.9 million, or 113%, to approximately $9.2 million in fiscal year 2007 from approximately $4.3 million for 2006.  This increase was mainly attributable to the sale of our product, dry Chinese Caterpillar Fungus, which accounts for 65% of total revenue in fiscal year ended December 31, 2007.  We started to produce and sell this profitable product in late September, 2006.

Cost of Goods Sold.  Our cost of goods sold increased approximately $1.1 million, or 45.3%, to approximately $3.5 million in 2007 from approximately $2.4 million in 2006.  This increase was mainly due to the increase of our sales.  As a percentage of revenues, the cost of goods sold decreased to 38.2% in 2007 from 55.9 % in 2006.  Such increase of gross margin was mainly attributable to a change in our product mix.  Compared with 2006, we have significantly higher margin products such as dry Chinese Caterpillar Fungus, which accounted for a higher percentage of our revenues in 2007.

Gross Profit.  Our gross profit increased approximately $3.8 million, or 198.8%, to approximately $5.7 million in 2007 from approximately $1.9 million in 2006.  Gross profit as a percentage of revenues was 61.8% in 2007, an increase of 17.7% from 44.1% in 2006.  Such percentage increase was mainly due to the fact that our high margin product, dry Chinese Caterpillar Fungus, accounted for a higher percentage of our revenues in 2007.

Selling  Expenses.  Selling expenses increased approximately $0.02 million, or 40%, to $0.07 million in 2007 from $0.05 million in 2006.  As a percentage of revenues, selling expenses decreased to 0.8% in 2007 from 1.1% in 2006.  The dollar increase of selling expenses was mainly attributable to the increase of our sales.  We expect that our selling expenses will continue to increase as our sales grow.

General and Administrative Expenses.   General and administrative expenses increased approximately $0.2 million, or 105.2%, to approximately $0.4 million in 2007 from approximately $0.2 million in 2006.  As a percentage of revenues, general and administrative expenses decreased to 4.7% in 2007 from 4.9% in 2006.  We increased our general and administrative expenses by hiring more employees, but the percentage increase in our general and administrative expenses is lower than the percentage increase in our sales revenues.

Income Before Income Tax.   Income before income tax increased approximately $3.6 million, or 208.7%, to approximately $5.3 million in 2007 from approximately $1.7 million in 2006.  As a percentage of revenues, income before income tax increased to 57.2% in 2007 from 39.4% in 2006.  The percentage increase is mainly attributable to the increased gross profit as a percentage of revenues as discussed above.

Income Tax.   Income tax increased approximately $0.05 million to approximately $0.09 million in 2007 from approximately $0.04 million in 2006.  We paid more tax in 2007 because of the increase of our income.

Net Income.   Net income increased approximately $3.5 million, or 205.9%, to $5.2 million in 2007 from approximately $1.7 million in 2006, as a result of the factors described above.

Liquidity and Capital Resources

As of September 30, 2008, we had cash and cash equivalents of approximately $6.1 million.  The following table provides detailed information about our net cash flow for all financial statements periods presented in this report.

Cash Flow

 (All amounts in thousands of U.S. dollars)

	Nine Months Ended September 30,		Fiscal Years Ended December 31,
	2008	2007	2007	2006
Net cash paid by operating activities	$4,592	$4,276	$4,503	$1,322
Net cash (used in) investing activities	(891)	(787)	(10,149)	(830)
Net cash provided by (used in) financing activities	6.5	(1,484)	(192)	6,588
Net cash inflow	3,955	2,329	5,169	7,209

Operating Activities:

Net cash provided by operating activities was approximately $4.59 million for the nine-month period ended September 30, 2008, which is an increase of approximately $0.31 million from approximately $4.28 million net cash provided by operating activities for the same period of 2007.  The increase of the cash provided by operating activities was mainly attributable to an increase of our sales and net profit during the nine months ended September 30, 2008.

Net cash provided by operating activities was approximately $4.5 million in fiscal year ended December 31, 2007, which is an increase of approximately $3.2 million from approximately $1.3 million net cash provided by operating activities in fiscal year ended December 31, 2006.  Such increase of net cash provided by operating activities was primarily attributable to an increase of our sales and net profit in 2007.

Investing Activities:

Our main uses of cash for investing activities are payments relating to the acquisition of property, plant and equipment.

Net cash used in investing activities for the nine-month period ended September 30, 2008 was approximately $0.89 million, which is an increase of approximately $0.10 million from net cash used in investing activities of approximately $0.79 million for the same period of 2007.  The increase of the cash used in investing activities was mainly due to the purchase of facilities to further expand our business.

Net cash used in investing activities was approximately $10.15 million in fiscal year 2007, an increase of approximately $9.32 million from approximately $0.83 million net cash used in operating activities in fiscal year 2006.  Such increase of net cash used in investing activities was primarily attributable to the construction of a new manufacturing facility of more than 50,000 square meters and the purchase of buildings, machinery and equipment, which are dedicated to growing Cordyceps Militaris.

Financing Activities

Net cash provided by financing activities for the nine-month period ended September 30, 2008 was $6,541, which is an increase of approximately $1.49 million from approximately $1.484 million net cash used in financing activities during the same period of 2007.  The increase of the net cash provided by financing activities was mainly attributable to the payment of $1,481,419 to a related party in 2007.

Net cash used in financing activities for the fiscal year ended December 31, 2007 was approximately $0.19 million as compared to approximately $6.59 million provided by financing activities in fiscal year 2006.  The increase of the net cash used in financing activities was mainly attributable to the repayment of our short-term bank loans in 2007 while in 2006 our shareholders increased their investment in the company by increasing the company's registered capital.

We believe that our cash on hand and cash flow from operations will meet our expected capital expenditure and working capital for the next 12 months.  However, we may in the future require additional cash resources due to changed business conditions, implementation of our strategy to expand our production capacity or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities.  The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies

The preparation of financial statements in conformity with US GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Revenue recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Sales revenue is recognized net of sales discounts and returns at the time when the merchandise is sold to the customer.  Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

Impairment of long-lived assets

We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows.  In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. We review the accounts receivable on a periodic basis and make allowances where there is doubt as to the collectibility of individual balances.  In evaluating the collectibility of individual receivable balances, we consider many factors, including the age of the balance, the customer's payment history, its current credit-worthiness and current economic trends.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition.  Market value is determined by reference to selling prices after the balance sheet date or to management's estimates based on prevailing market conditions.  Our management will write down the inventories to market value if it is below cost. Our management also regularly evaluates the composition of our inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Foreign currency translation

We use U.S. dollars for financial reporting purposes.  We maintain books and records in our functional currency, RMB, being the primary currency of the economic environment in which our operations are conducted.  In general, we translate our assets and liabilities into U.S. dollar using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of our financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. dollar for the purposes of preparing the audited consolidated financial statements filed herewith were as follows:-

	December 31, 2007	December 31, 2006

Balance sheet items, except for paid-in capital and retained earnings, as of year end	US$1=RMB7.3046	US$1=RMB7.8087

Amounts included in the statements of operations, statements of changes in stockholders' equity and statements of cash flows for the year	US$1=RMB7.6071	US$1=RMB7.9735

No representation is made that RMB amounts have been, or would be, converted into U.S. dollar at the above rates.

Effects of Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.  However, our management will closely monitor the price change and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis.  Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur.  SFAS No. 159 further establishes certain additional disclosure requirements.  SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Company) where earlier adoption is permitted.  Our management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on our financial statements.

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51”.  These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company).  We have not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51”, which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company).  Our management does not expect that this statement will have an effect on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133”, which changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.  This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, fiscal 2009 for the Company).  Our management does not expect that this statement will have an effect on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States (the GAAP hierarchy). This statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  Our management does not expect that this statement will have an effect on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”.  This statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this statement.  This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years.  Our management does not expect that this statement will have an effect on our consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of December 31, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of YzApp International, Inc., 7/F Jinhua Mansion, 41 Hanguang Street, Nangang District, Harbin, China 150080.

		Shares Beneficially Owned(1)
Name & Address of Beneficial Owner	Office, If Any	Common Stock(2)		Series A Preferred Stock(3)		% Total Voting Power(4)
		Shares	% of Class	Shares	% of Class
Directors and Officers
Eugene M. Weiss 4 East 89th Street New York, NY 10128	Director	18,022	*	0	*	*
Lianyun Han	Chairperson, CEO & President	0	*	0	*	*
Xianfeng Han	Chief Financial Officer and Treasurer	0	*	0	*	*
All Officers and Directors as a group (3 persons named above)		18,022	*	0	*	*
5% Security Holders
Allied China Investments, LLC 570 Lexington Avenue New York, New York 10022		5,878,894	50.1%	17,962	2.5%	2.8%
William J. McCluskey(5) 570 Lexington Avenue New York, New York 10022		5,878,894	50.1%	17,962	2.5%	2.8%
New Zealand WAYNE's Investment Holdings Co., Ltd. 4/F, Yushan Plaza, No.51 Yushan Road, Harbin, China, 150090		0	*	512,861	70.5%	69.9%
Jinbo Cao(6) 4/F, Yushan Plaza, No.51 Yushan Road, Harbin, China, 150090		0	*	512,861	70.5%	69.9%

*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company's stock.  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(2)

Based on 11,746,041 shares of common stock issued and outstanding as of December 31, 2008.

(3)

Based on 727,520 shares of Series A Preferred Stock issued and outstanding as of December 31, 2008.  Shares of Series A Preferred Stock will be, upon the occurrence of certain events, convertible into shares of common stock on the basis of one share of Series A Preferred Stock for 2,000 shares of common stock, which will be adjusted to a conversion ratio of one share of Series A Preferred Stock for 17.45 shares of common stock upon the effectiveness of a planned 1-for-114.59 reverse split of our outstanding common stock, which we expect to become effective in or about January 2009.  All shares of Series A Preferred Stock will be automatically converted into common stock upon the effectiveness of such reverse stock split.  Holders of Series A Preferred Stock vote with the holders of common stock on all matters on an as-converted to common stock basis.

(4)

Percentage of Total Capital Stock represents total ownership with respect to all shares of our common stock and Series A Preferred Stock, as a single class and on an as-converted to common stock basis.

(5)

Includes 5,878,894 shares of common stock and 17,962 shares of Series A Preferred Stock held by Allied China Investments, LLC.  Mr. McCluskey is the managing member of Allied China Investments, LLC and has sole voting and dispositive power over the shares held by Allied China Investments, LLC.

(6)

Includes 512,861 shares of Series A Preferred Stock held by New Zealand WAYNE's Investment Holdings Co., Ltd.  Jinbo Cao is the sole shareholder of New Zealand WAYNE's Investment Holdings Co., Ltd. and Mr. Cao disclaims his beneficial ownership in these shares.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Lianyun Han	52	Chairperson, CEO and President
Xianfeng Han	28	Chief Financial Officer and Treasurer
Nana Jiang(1)	31	Director
Chunming Zhang(1)	39	Director
John Jing Zhang(1)	37	Director
Xi Zhu(1)	26	Director
Eugene M. Weiss(2)	70	Former President and Director

(1)

Will become a director upon the effective date of the resignation of Eugene M. Weiss.

(2)

Former President prior to December 23, 2008 and current director until the 10th day following the mailing by us of the Information Statement to our stockholders.

Lianyun Han.  Dr. Han has extensive experience in operational management and business development.  Dr. Han is the founder of our company and has been our Chief Executive Officer, President and the chairperson of our board of directors since the completion of the reverse acquisition of New Resources on December 23, 2008.  Dr. Han has been the chairman and chief executive officer of our subsidiary Heilongjiang Shuaiyi since its formation in 2006.  From 1998 to 2006, Dr. Han was the president of Heilongjiang Shuaiyi Technology Development Co., Ltd., a company that is engaged in the business of developing, manufacturing, marketing and selling high-tech agricultural products.  Dr. Han holds a Doctor's degree in Business Administration from The University of Southern California.

Xianfeng Han.  Mr. Han has extensive experience in accounting and auditing.  Mr. Han has been our Chief Financial Officer since the completion of the reverse acquisition of New Resources on December 23, 2008.  Mr. Han joined Heilongjiang Shuaiyi as Chief Financial Officer in 2007.  From 2005 to 2007, Mr. Han was the managing accountant of two U.S. public companies, China Kangtai Cactus Bio-tech, Inc. (CKGT. OB) and American Oriental Bioengineering, Inc. (AOB).  Mr. Han holds a Bachelor's degree in accounting from Harbin Business University and is familiar with U.S. GAPP and Chinese accounting practice.

Chunming Zhang.  Mr. Zhang has decades of working experience in production management.  Mr. Zhang will become our director upon the resignation of Eugene Weiss on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about January 2, 2009.  Mr. Zhang joined Heilongjiang Shuaiyi in 2006 as the production manager.  From 1998 to 2006,  Mr. Zhang was the vice president of Heilongjiang Shuangyasha Boiler Factory.  Mr. Zhang holds a Bachelor's degree in economics from Northeast Agricultural University.

Nana Jiang.  Ms. Jiang will become our director upon the resignation of Eugene Weiss on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about January 2, 2009.  Ms. Jiang joined Heilongjiang Shuaiyi in 2006 as the managing accountant.  From 1998 to 2006, Ms. Jiang was the managing accountant of Heilongjiang Shuaiyi Technology Development Co., Ltd., a company that is engaged in the business of developing, manufacturing, marketing and selling high-tech agricultural products.  Ms. Jiang holds a Bachelor's degree in English from Harbin Normal University.

John Jing Zhang.  Mr. Zhang will become our director upon the resignation of Eugene Weiss on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about January 2, 2009.  Mr. Zhang currently serves as the chief executive officer of JC Global Capital Partners, LLC, a financial consulting firm located in Shanghai, China that specializes in cross-border capital market transactions.  Prior to funding JC Global Capital Partners, LLC in September 2006, from September 2003 to August 2006, Mr. Zhang was the Managing Director of FirsTrust Group, a US merchant bank headquartered in Atlanta, GA, where he was responsible for its entire China operation.  Prior to joining FirsTrust Group, Mr. Zhang held senior positions in two U.S. corporations, ASI Computer Technology, Inc. and CTX International, Inc., a company that engages in the business of manufacturing and selling LCD Flat Panel Displays.  Mr. Zhang is also an independent director of China Kangtai Catcus Bio-tech, Inc.  Mr. Zhang holds an MBA from Emory University.

Xi Zhu.  Mr. Zhu will become our director upon the resignation of Eugene Weiss on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about January 2, 2009.  Mr. Zhu has years of experience in auditing and financial consulting.  Currently he is a Senior Financial Advisor for JINDU Investment, a financial consulting firm that specializes in PIPE deals.  Prior to JINDU Investment, Mr. Zhu was an auditor of in the International Business Department at BDO Qingdao Branch.  BDO is a world wide network of public accounting firms, serving international clients.  Mr. Zhu was an Auditor Assistant of Foreign Investment Service in Shan Dong De Sheng Accounting Firm from 2005 to 2006.  Mr. Zhu holds a Bachelor's degree in Administrative Management from Qingdao University.

Eugene M. Weiss.  Mr. Weiss has been our President and director since August 2008.  On December 23, 2008, Mr. Weiss resigned from all offices he held with us.  On the same date, Mr. Weiss submitted his resignation as a member of our board of directors, which will become effective on the 10th day following the mailing of the Information Statement to our stockholders, which Information Statement will be mailed on or about January 2, 2009.  Mr. Weiss graduated from Queens College in 1959, and attended New York University School of Law from 1959 to 1960.   From 2005 to present, Mr. Weiss has been a manager at Progressive Capital Solutions LLC.  From 1995 to 2005, he was the President of Professional Fiscal Consultants, an insurance brokerage company and venture capital firm.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.  Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended December 31, 2007 and 2006

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
Lianyun Han, CEO and President (1)	2007	12,000	3,000	15,000
	2006	10,000	2,000	12,000
Eugene M. Weiss, former President and Director (2)	2007	-	-	-
	2006	-	-	-
Joseph Meuse, former President and Director (3)	2007	-	-	-
	2006	-	-	-
Brian Jaggard, former CEO, President, CFO and Director (4)	2007	-	-	-
	2006	-	-	-

(1)

On December 23, 2008, we acquired New Resources in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Dr. Lianyun Han became our Chief Executive Officer, President and director.  Prior to the effective date of the reverse acquisition, Dr. Han served at New Resources' wholly owned subsidiary Heilongjiang Shuaiyi as its chairperson and chief executive officer.  The annual, long term and other compensation shown in this table include the amount Dr. Han received from Heilongjiang Shuaiyi prior to the consummation of the reverse acquisition.

(2)

Eugene M. Weiss resigned from all offices he held with us upon the closing of the reverse acquisition of New Resources on December 23, 2008.  Mr. Weiss is our director until the 10th day following the mailing by us of the Information Statement to our stockholders.

 (3)

Joseph Meuse resigned from his position as our President on August 8, 2008 and appointed Eugene Weiss as our sole officer and director.

(4)

Brian Jaggard resigned from his position as our President on August 1, 2008 and appointed Joseph Meuse as our sole officer and director.

Employment Agreements

Our indirect subsidiary Heilongjiang Shuaiyi has an employment agreement with our chief financial officer, Xianfeng Han, dated March 4, 2007.  The employment agreement has a three-year term beginning on March 5, 2007 and ending on March 4, 2010.  Mr. Han's employment agreement provides for a monthly salary of approximately $470.  Mr. Han is subject to customary non-competition and confidentiality covenants under the agreement.  The employment agreement does not entitle the executive officer to severance payments or payments following a change in control.

We have not provide retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officer.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2007.

Compensation of Directors

During 2007 fiscal year, no member of our board of directors received any compensation for his services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

The following includes a summary of transactions since the beginning of the 2007 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

•

On October 22, 2007, Daqing Shuaiyi entered into a real property purchase agreement with Heilongjiang Shuaiyi Technology Development Co., Ltd., of which Ms. Han is the largest shareholder, pursuant to which Daqing Shuaiyi purchased certain land lots and buildings located at Tiedong District, Xinzhan Town, Zhaoyuan County, Daqing City at a purchase price of RMB 68 million (approximately $10 million).

•

On January 10, 2008, Daqing Shuaiyi entered into a land lease agreement with Heilongjiang Shuaiyi Technology Development Co., Ltd., pursuant to which Daqing Shuaiyi leased a land use right for 20 years over a 410,000 square meter tract on which it has nine factory buildings to grow and cultivate Chinese Caterpillar Fungus.

•

On October 15, 2007, Heilongjiang Shuaiyi entered into a loan agreement with its wholly-owned subsidiary, Daqing Shuaiyi, pursuant to which Heilongjiang Shuaiyi agreed to loan RMB 35 million (approximately $5.1 million) to Daqing Shuiayi.  The loan is non-interest bearing and unsecured.  Daqing Shuaiyi is obligated under the loan agreement to pay off RMB 7 million (approximately $1 million) by October 30 each year starting from 2008.  The loan matures on October 15, 2012.

•

On September 12, 2008, the Shareholder entered into separate Earn-In Agreements with the Funders of Heilongjiang Shuaiyi, including our chairperson and chief executive officer, Lianyun Han.  Pursuant to the Earn-In Agreements, each Founder has an option to purchase shares of the Shareholder's ordinary shares at a purchase price of $0.01 per share (the par value of the Shareholder's ordinary shares), provided that the aggregate price with respect to the shares eligible to be purchased relating to the satisfaction of condition (4) below is the sum of $0.01 per share, multiplied the number of such shares, plus $1,000, upon the satisfaction of each of the following conditions: (1) six months have expired since the date of the Share Exchange Agreement, provided that on or before that date, the Founder and Heilongjiang Shuaiyi have entered into a binding employment agreement and the Founder is employed by Heilongjiang Shuaiyi pursuant to that agreement on such date; (2) the SEC has declared a registration statement filed by the Company under the Securities Act effective, or investors who purchased common stock from the Company pursuant to a securities purchase agreement being able to sell their common stock under Rule 144; (3) Heilongjiang Shuaiyi and its subsidiaries have achieved not less than $1,560,000 in after-tax net income, as determined under US GAAP for the six months ended June 2009; and (4) Heilongjiang Shuaiyi has achieved not less than $3,900,000 in pre-tax profits, as determined under US GAAP for the fiscal year ending 2009. Notwithstanding the foregoing, for purposes of determining whether or not the financial thresholds described above have been achieved, the purchase of the shares by the Founder or any other person designated by the Founder shall not be deemed to be an expense, charge, or other deduction from revenues of the Company even though GAAP may require contrary treatment.  Each Founder may to purchase 25% of the total number of shares that he or she is eligible to purchase under his or her Earn-In Agreement upon the satisfaction of each condition described above and the aggregate number of shares eligible for purchase by all of the Founders under the Earn-In Agreements is 100,000.

•

On December 8, 2008, Heilongjiang Shuaiyi entered into separate loan agreement and promissory notes, or the Notes, with the Founders, pursuant to which Heilongjiang Shuaiyi borrowed an aggregate of RMB 60 million (approximately $8.8 million) from the Founders, including from our chairperson and chief executive officer.  The Notes bear no interest and are payable in successive equal yearly payments beginning on the tenth anniversary of the Notes, December 8, 2018, and within the first month of each year thereafter.  The final payment is due on January 1, 2028.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board trades under the symbol “YZPI.OB.” The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.  These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

	Closing Bid Prices(1)
	High	Low
Year Ended December 31, 2008
First Quarter	$0.12	$0.12
Second Quarter	$0.12	$0.12
Third Quarter	$0.12	$0.12
Fourth Quarter (through December 29, 2008)	$0.25	$0.12

Year Ended December 31, 2007
First Quarter	$0.12	$0.12
Second Quarter	$0.12	$0.12
Third Quarter	$0.12	$0.12
Fourth Quarter	$0.12	$0.12

Year Ended December 31, 2006
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter(2)	$0.12	$0.10

__________________
(1) The above tables set forth the range of high and low closing bid prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

(2) Our common stock was listed and commenced be quoted on the OTC Bulletin Board on October 25, 2006.  Market prices were only available from November 30, 2006.

Holders

As of December 29, 2008, there were approximately 52 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend.  Any future decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share.  We plan to amend our Articles of Incorporation to, among other things, increase our total authorized common stock to 190,000,000 shares and effect a 1-for-114.59 stock reverse split of our outstanding shares of common stock, or the Reverse Split, which we expect to become effective in or about January 2009.  As of December 31, 2008, we have 11,746,041 shares of common stock issued and outstanding.  Each outstanding share of common stock entitles its holder to one vote per share.  Holders of the Company's common stock do not have cumulative voting or preemptive rights to acquire additional shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  We have never declared or paid cash dividends.  Our board of directors does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments.  In addition, our PRC operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We may issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by our board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

Series A Voting Convertible Preferred Stock

In accordance with our Articles of Incorporation, our Board of Directors unanimously approved the filing of a Certificate of Designation designating and authorizing the issuance of up to 800,000 shares of our Series A Voting Preferred Stock.  The Certificate of Designation was filed on December 22, 2008.  The holders of our Series A Preferred Stock are entitled to vote on all matters together with all other classes of stock on an as-converted to common stock basis.  Holders of Series A Preferred Stock have protective class voting veto rights on matters, such as business combination transactions, payment of dividends, the issuance of other classes of stock with senior rights, changes to our charter documents and stock redemptions.  Shares of Series A Preferred Stock have a senior liquidation payment preference in the event of a liquidation or sale of the Company.

Shares of Series A Preferred Stock will be, upon the occurrence of certain events, convertible into shares of common stock on the basis of one share of Series A Preferred Stock for 2,000 shares of common stock, which will be adjusted to a conversion ratio of one share of Series A Preferred Stock for 17.45 shares of common stock upon the effectiveness of the Reverse Split.  All shares of Series A Preferred Stock will be automatically converted into common stock upon the effectiveness of the Reverse Split.

As of December 31, 2008, we have 727,520 shares of Series A Preferred Stock issued and outstanding.  The 727,520 shares of Series A Preferred Stock will be automatically converted into 1,455,040,000 shares of our common stock and be reduced to 12,697,792 shares of common stock upon the effectiveness of the Reverse Split, which is expected to occur immediately following an amendment of our Articles of Incorporation in or about January 2009.

Following the effectiveness of the Reverse Split and conversion of Series A Preferred Stock into common stock, there will be approximately 12,800,297 shares of our common stock issued and outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our board of directors and management.  Our Articles of Incorporation provide that our board of directors may issue, without further stockholder approval, up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class.  As of December 31, 2008, we have 727,520 shares of Series A Preferred Stock issued and outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.  According to our Bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of the Company by replacing our board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•

for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•

after the expiration of the three-year period, unless:

•

the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Although we do not believe that we are currently subject to these “business combination” provisions since we only have approximately 68 stockholders of record, there can be no assurance that in the future such provisions will not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation's disinterested stockholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these “control share” provisions since we only have approximately 68 stockholders of record, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company, located at 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119.  Their phone number is (702) 361-3033.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The Company's bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•

The Company shall indemnify its legal representative, officers and directors to the fullest extent permitted by the Nevada Revised Statutes against liability, reasonable expense or other matter whatsoever; and

•

The Company may at the discretion of the Board of Directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of Manning Elliott LLP

On December 8, 2008, the Company notified Manning Elliott LLP, or Manning Elliott, that it was being dismissed as the Company's independent registered public accounting firm. The decision to dismiss Manning Elliott as the Company's independent registered public accounting firm was approved by the Company's Board of Directors on December 4, 2008.

Except as noted in the paragraph immediately below, the report of Manning Elliott on the Company's financial statements for the two year period ended July 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of Manning Elliott on the Company's financial statements as of and for the two year period ended July 31, 2008 contained an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company has suffered recurring losses from continuing operations and would have to obtain additional capital to sustain operations.

During the period from July 31, 2006 through the date of dismissal, the Company did not have any disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Manning Elliott's satisfaction, would have caused them to make reference thereto in their reports on the Company's financial statements for such years.

During the two year period ended July 31, 2008, Manning Elliott did not advise the Company that any of the events listed in Item 304 (a)(1)(Iv)(B) had occurred or should occur.

The Company provided Manning Elliott with a copy of the above disclosures and requested Manning Elliott to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Manning Elliott agreed with the statements made above and, if not, stating in which respects Manning Elliott did not agree.  A copy of the requested letter is filed as Exhibit 16.1 to the Company's amended current report on Form 8-K/A filed on December 17, 2008.

Appointment of RBSM LLP

On December 4, 2008, the Company engaged RBSM LLP, or RBSM, as its independent registered public accounting firm. The decision to engage RBSM as the Company's independent registered public accounting firm was approved by the Company's Board of Directors on December 4, 2008.

During the two year period ended July 31, 2008, and through the date of its appointment, the Company did not consult with RBSM regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Dismissal of RBSM LLP and Appointment of New Independent Accounting Firm

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On December 23, 2008, we issued 689,390 shares of our Series A Preferred Stock to the Shareholder of New Resources.  The total consideration for the 689,390 shares of our Series A Preferred Stock is 50,000 shares of New Resources, which is all the issued and outstanding capital stock of New Resources.  We did not receive any cash consideration in connection with the share exchange.  The number of our shares issued to the Shareholder of New Resource was determined based on an arms-length negotiation.  The issuance of our shares to the Shareholder of New Resource was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On December 23, 2008, we issued and sold to ACI 17,962 shares of our Series A Preferred Stock for $52,530.50, or $2.92 per share.  The issuance of our shares to ACI was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

On December 23, 2008, we issued and sold to the Investor 20,168 shares of our Series A Preferred Stock for $375,000, or $18.59 per share.  The issuance of our shares to the Investor was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act.  These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth.  In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

ITEM 4.01

CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

Prior to our reverse acquisition transaction with New Resources, our independent registered public accounting firm was RBSM, while New Resources' independent registered public accounting firm was Yu and Associates CPA Corporation, or Yu and Associates.  On December 23, 2008, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of RBSM as our independent auditor, effective immediately.  Concurrent with the decision to dismiss RBSM as our independent auditor, our board of directors elected to continue the existing relationship of New Resources with Yu and Associates and appointed Yu and Associates as our independent auditor.

We engaged RBSM on December 4, 2008 and RBSM has not issued any auditor report on our annual financial statements for the past two years.

During our two most recent fiscal years (ended July 31, 2008 and 2007) and through RBSM's dismissal on December 23, 2008, there were (1) no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2007 and 2006 and through the date hereof, neither us nor anyone acting on our behalf consulted Yu and Associates with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Yu and Associates concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We provided RBSM with a copy of this disclosure on December 29, 2008, providing RBSM with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A letter from RBSM dated December 29, 2008 is filed as Exhibit 16.1 to this report.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with New Resources, the former Shareholder of New Recourses owns a majority of the total outstanding shares of our capital stock and the total voting power of all our outstanding voting securities.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition on December 23, 2008, Eugene M. Weiss, our sole director and officer, submitted his resignation letter pursuant to which he resigned from all offices of the Company that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing of the Information Statement to our stockholders, which will be mailed out on or about January 2, 2009.  The resignation of Mr. Weiss is not in connection with any known disagreement with us on any matter.  Lianyun Han was appointed to our board of directors effective as of the closing of the reverse acquisition on December 23, 2008.  In addition, our board of directors on December 23, 2008 increased the size of our board of directors to five (5) and appointed Nana Jiang, Chunming Zhang, John Jing Zhang and Xi Zhu to fill the vacancies created by such increase, which appointments will become effective upon the effectiveness of the resignation of Mr. Weiss on the tenth day following the mailing by us of the Information Statement to our stockholders.

A copy of this report has been provided to Mr. Weiss.  Mr. Weiss has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree.  No such letter has been received by us.

On December 23, 2008, in connection with the closing of the reverse acquisition, Lianyuan Han was appointed as our Chief Executive Officer and President and Xianfeng Han was appointed as our Chief Financial Officer and Treasurer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 23, 2008, our board of directors approved a change in our fiscal year end from July 31 to December 31.  This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are the following:

1.

Audited consolidated financial statements of Heilongjiang Shuaiyi New Energy Development Co., Ltd. and subsidiaries for the fiscal years ended December 31, 2007 and 2006.

2.

Unaudited consolidated financial statements of Heilongjiang Shuaiyi New Energy Development Co., Ltd. and subsidiaries for the nine months ended September 30, 2008 and 2007.

3.

Unaudited financial statements of New Zealand WAYNE's New Resources Development Co. Ltd. for the period from its incorporation to September 30, 2008.

(b)

Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of YzApp International Inc. and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.1

Share Exchange Agreement, dated December 23, 2008, among the Company, New Zealand WAYNE's New Resources Development Co., Ltd., Heilongjiang Shuaiyi New Energy Development Co., Ltd., Daqing Shuaiyi Biotech Co., Ltd., Harbin Shuaiyi Green & Specialty Food Trading LLC and New Zealand WAYNE's Investments Holdings Co., Ltd.

3.1*	Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on January 2, 2004].
3.2*	Bylaws of the Company adopted on December 27, 2003 [incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on January 2, 2004].
4.1	Certificate of Designation of Series A Voting Convertible Preferred Stock, as filed with the Nevada Secretary of State December 22, 2008.
10.1	Subscription Agreement, dated December 23, 2008, between the Company and Allied China Investments, LLC.
10.2	Amendment No. 1 to Stock Purchase Agreement, dated December 23, 3008, by and among the Company, Allied China Investments, LLC and Belmont Partners LLC.
10.3	Subscription Agreement, dated December 23, 2008, between the Company and Tan Zhen Investment Limited.
10.4	Escrow Agreement, dated December 23, by and among the Company, Tan Zhen Investment Limited and Sichenzia Ross Friedman Ference LLP, as escrow agent.
10.5	Real Property Purchase Agreement, dated October 22, 2007, between Daqing Shuaiyi Biotech Co., Ltd. and Heilongjiang Shuaiyi Technology Development Co., Ltd. (English Translation)
10.6	Land Lease Agreement, dated January 10, 2008, between Heilongjiang Shuaiyi Technology Development Co., Ltd. and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.7	Lease Agreement, dated December 28, 2005, between Liye Qian and Harbin Shuaiyi Green & Specialty Food Trading LLC. (English Translation)
10.8	Lease Agreement, dated April 23, 2008, between Harbin Jinhua Keji Qiye Fuhuaqi Co., Ltd. and Harbin Shuaiyi Green & Specialty Food Trading LLC. (English Translation)
10.9	Exclusive Licensing Agreement, dated April 10, 2006, between Runjiao Wang and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.10

Equity Transfer Agreement, dated July 28, 2008, by and among Heilongjiang Shuaiyi New Energy Development Co., Ltd., Lianyun Han, Lianxue Han, Lianju Han, Weihan Zhang, Yuehong Luan, Chunming Zhang, Xunjun Li, Nana Jiang, Fengxi Lang and New Zealand WAYNE'S New Resources Development Co., Ltd. (English Translation)

10.11	Form of Earn-In Agreement, dated September 12, 2008.
10.12	Loan Agreement, dated October 15, 2007, between Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.13	Form of Loan Agreement and Promissory Note, dated December 8, 2008.
10.14	Form of Heilongjiang Shuaiyi New Energy Development Co., Ltd. Employment Agreement. (English Translation)
14*	Code of Ethics and Business Conduct for the Company [incorporated by reference to Exhibit 14.1 to the Company's Annual Report on Form 10-KSB filed on November 20, 2007].
16.1	Letter from RBSM LLP regarding change in certifying accountant.
21	Subsidiaries of the Company.
99.1	Press Release of the Company, dated December 30, 2008.

*Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008	YzApp International Inc.

/s/ Lianyun Han
Chief Executive Officer

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Heilongjiang Shuaiyi New Energy Development Co., Ltd. and its subsidiaries (the "Company") as of December 31, 2007 and 2006 and the related consolidated statements of income and comprehensive income, cash flows and stockholders' equity for each of the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Heilongjiang Shuaiyi New Energy Development Co., Ltd. and its subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

GC ALLIANCE LIMITED

Certified Public Accountants

Hong Kong, May 15, 2008

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

CONSOLIDATED  BALANCE SHEETS

(AMOUNTS EXPRESSED IN US DOLLAR)

	December 31,	December 31,
	2007	2006
A S S E T S
CURRENT ASSETS:
Cash and cash equivalents	$2,148,348	$7,317,905
Accounts receivable, net	138,085	241,371
Inventories	649,372	538,959
Deposits, prepayments and other current assets	147,850	64,333
Amount due from a related company	-	6,498
Total current assets	3,083,655	8,169,066

OTHER ASSETS:
Intangible assets, net	3,388,956	3,553,729
Buildings, machinery and equipment, net	10,720,477	1,430,451

Total assets	$17,193,088	$13,153,246

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y
CURRENT LIABILITIES:
Accounts payable	$29,777	$75,067
Short term secured bank loans	-	192,093
Other payables and accruals	476,629	84,577
Payable for intangibles – current portion	821,400	768,374
Taxes payable	75,420	46,016
Due to related parties	53	1,509,449
Total current liabilities	1,403,279	2,675,576

NON-CURRENT LIABILITIES
Payable for intangibles, net of current portion	1,642,800	2,305,121

Total liabilities	3,046,079	4,980,697

COMMITMENTS AND CONTINGENCIES (Note 16)

SHAREHOLDERS' EQUITY:
Paid up capital	6,396,187	6,396,187
Capital reserves	86,863	63,133
PRC statutory reserves	693,028	154,355
Retained earnings	6,045,906	1,390,631
Accumulated other comprehensive income	925,025	168,243
Total shareholders' equity	14,147,009	8,172,549

Total liabilities and shareholders' equity	$17,193,088	$13,153,246

The accompanying notes are an integral part of these consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Years Ended December 31,
	2007	2006

NET REVENUE	$9,194,589	$4,318,979

Cost of sales	(3,511,570)	(2,416,033)

GROSS PROFIT	5,683,019	1,902,946

Selling expenses	(71,750)	(48,706)
General and administrative expenses	(435,651)	(211,785)

Income from operations	5,175,618	1,642,455

Other income (expenses):
Interest expense	(19,135)	(3,681)
Other, net	101,288	64,580

Total other income	82,153	60,899

Income before income tax	5,257,771	1,703,354

Provision for income tax	(85,243)	(39,604)

NET INCOME	5,172,528	1,663,750

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	756,782	168,243

TOTAL COMPREHENSIVE INCOME	$5,929,310	$1,831,993

The accompanying notes are an integral part of these consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,172,528	$1,663,750
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	548,289	355,845
(Increase) decrease in assets:
Accounts receivable, net	103,286	(100,760)
Deposits, prepayments and other current assets	(83,517)	(56,168)
Inventories	(110,413)	(242,005)
Increase (decrease) in liabilities:
Accounts payable	(45,290)	(106,312)
Other payables and accruals	392,052	(315,697)
Taxes payable	29,404	46,087
Due to related parties	(1,502,898)	77,955
Net cash provided by operating activities	4,503,441	1,322,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of buildings, machinery and equipment	(9,327,194)	(62,479)
Purchase of intangible assets	(822,759)	(768,374)
Net cash used in investing activities	(10,149,953)	(830,853)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing of short term bank loans	-	192,093
Net proceeds from issuance of capital	-	6,396,187
Repayments of short-term bank loans	(192,093)	-
Net cash (used in) provided by financing activities	(192,093)	6,588,280

Foreign currency translation adjustment	669,048	128,989

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,169,557)	7,209,111

CASH AND CASH EQUIVALENTS, at the beginning of the year	7,317,905	108,794

CASH AND CASH EQUIVALENTS, at the end of the year	$2,148,348	$7,317,905

SUPPLEMENTAL DISCLOSURE INFORMATION
Interest paid	$19,135	$3,681
Income tax paid	$72,220	$21,155

The accompanying notes are an integral part of these consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

(AMOUNTS EXPRESSED IN US DOLLAR)

					Accumulated
			PRC	Retained	other
	Paid-in	Capital	statutory	earnings	comprehensive
	capital	reserves	reserves	(deficit)	income	Totals

At January 1, 2006	$6,396,187	$63,133	$-	$(118,764)	$-	$6,340,556

Net income	-	-	-	1,663,750	-	1,663,750

Appropriation of PRC statutory reserves	-	-	154,355	(154,355)	-	-

Foreign currency translation adjustment	-	-	-	-	168,243	168,243

Total comprehensive income						1,831,993

At December 31, 2006	6,396,187	63,133	154,355	1,390,631	168,243	8,172,549

Premium on capital	-	23,730	21,420	-	-	45,150

Net income	-	-	-	5,172,528	-	5,172,528

Appropriation of PRC statutory reserves	-	-	517,253	(517,253)	-	-

Foreign currency translation adjustment	-	-	-	-	756,782	756,782

Total comprehensive income						5,929,310

At December 31, 2007	$6,396,187	$86,863	$693,028	$6,045,906	$925,025	$14,147,009

The accompanying notes are an integral part of these consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION

Heilongjiang Shuaiyi New Energy Development Co., Ltd. ("New Energy") is a joint stock limited liability company established on July 11, 2006 in the People's Republic of China (the "PRC"), with a registered capital of RMB60,000,000 and paid up capital of RMB51,000,000 (equivalent to US$6,396,187) as of December 31, 2007. New Energy is principally engaged in the business of investment holding and, through its subsidiaries, conducts the businesses of growing and sales of Chinese Caterpillar Fungus and sales of green and specialty food products.

As of December 31, 2007, details of the subsidiaries of New Energy are as follows:

Subsidiaries' names	Domicile and date of incorporation	Paid-up capital	Percentage of effective ownership	Principal activities

Daqing Shuaiyi Biomass Technology Co., Ltd. (“Daqing”)	The PRC August 8, 2005	RMB10,000,000	100%	Growing and sales of Chinese Caterpillar Fungus
Harbin Shuaiyi Green and Specialty Food Trading LLC. (“Green & Specialty”)	The PRC May 18, 2001	RMB1,500,000	100%	Sales of green and specialty food products

In September 2007, the Company and its subsidiaries underwent a restructuring exercise whereby New Energy has become the holding company of the group comprising New Energy, Daqing and Green & Specialty (collectively the “Company”), and former ultimate shareholders of Daqing and Green & Specialty have become the controlling shareholders of New Energy. This restructuring exercise has been accounted for as recapitalization of Daqing and Green & Specialty with no adjustment to the historical basis of the assets and liabilities of Daqing and Green & Specialty and the operations were consolidated as if the restructuring occurred as of the beginning of the first accounting period presented in these financial statements.  For the purpose of presenting the financial statements on a consistent basis, the consolidated financial statements have been prepared as if New Energy had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

These consolidated financial statements include the accounts of New Energy and more-than-50%-owned subsidiaries that it controls.  Inter-company transactions and balances have been eliminated.  The functional currency for the Company's operation is Renminbi (“RMB”).

Basis of preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These consolidated financial statements, in the opinion of management, include all adjustments necessary for a fair statement of consolidated results of operations, financial position and cash flows for each periods presented.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of the these consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the balance sheet date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.  Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash is excluded from cash and cash equivalents.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer's payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management's estimates based on prevailing market conditions. Management will write down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company's financial instruments primarily consist of cash and cash equivalents, trade accounts receivable, other current assets; trade accounts payable, accrued expenses, short-term bank loans, other current liabilities, and due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Buildings, machinery and equipment

Buildings, machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
(In years)
Buildings	20-40
Machinery, motor vehicles	5-10
Office equipment	5

The carrying value of buildings, machinery and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

Revenue recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Sales revenue is recognized net of sales discounts and returns at the time when the merchandise is sold to the customer. Based on historical experience, management estimates that sales returns are insignificant and has not made allowance for estimated sales returns.

Research and development costs
Research and development costs are expensed to operations as incurred. During the years ended December 31, 2007 and 2006, salaries incurred for research and development purposes were insignificant and expensed in the accompanying statements of income.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company's financial position or results.

Comprehensive income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income includes foreign currency translation adjustments. Other comprehensive income for the years ended December 31, 2007 and 2006 were $756,782 and $168,243, respectively.

Foreign currency translation

The Company uses the United States dollars (“US Dollar” or “US$” or “$”) for financial reporting purposes. The Company maintains books and records in its functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted. In general, the Company translates its assets and liabilities into US Dollar using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Company's financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into US Dollar for the purposes of preparing the consolidated financial statements were as follows:-

	December 31, 2007	December 31, 2006
Balance sheet items, except for paid-in capital and retained earnings, as of year end	US$1=RMB7.3046	US$1=RMB7.8087
Amounts included in the statements of operations, stockholders' equity and cash flows for the year	US$1=RMB7.6071	US$1=RMB7.9735

No representation is made that RMB amounts have been, or would be, converted into US$ at the above rates. Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into US Dollars at that rate or any other rate.

The value of RMB against US Dollars and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. Any significant revaluation of RMB may materially affect the Company's financial condition in terms of US Dollar reporting.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Business segments

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company believes that during the years ended December 31, 2007 and 2006, it operated in two business segments – growing and sales of Chinese Caterpillar Fungus, which is highly demanded by the Chinese medicine and nutrition markets, and sales of green and specialty food products, respectively.  Throughout the years ended December 31, 2007 and 2006, all of the Company's operations were carried out in one geographical segment – China.

Cash and concentration of risk

As of December 31, 2007 and 2006, 100% of the Company's cash included cash on hand and deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts

Concentrations of credit risk

Financial instruments potentially subject the Company to significant concentrations of credit risk consist of trade accounts receivable. Credit is extended to customers based on the evaluation of their financial condition and collateral is not required. The Company performs ongoing assessment of its customers and maintains an allowance for doubtful accounts. The Company's maximum credit risk exposure in the event of other parties failing to perform their obligations is represented by the carrying amount of the accounts receivable as stated in the Company's consolidated balance sheet.

For the years ended December 31, 2007 and 2006, all of the Company's sales arose in the PRC.  In addition, all accounts receivable as of December 31, 2007 and 2006 also arose in the PRC.

Except for one customer who accounted for 11%, and two customers who accounted for 16% and 14% of the Company's revenue for the years ended December 31, 2007 and 2006 respectively, there was no other single customer who accounted for more than 10% of the Company's revenue for either the year ended December 31, 2007 or 2006.

As of December 31, 2007, the largest three customers accounted for 40%, 25% and 20% of accounts receivable of the Company and as of December 31, 2006, the largest three customers accounted for 32%, 19% and 16% of accounts receivable of the Company.

Other concentrations
During the years ended December 31, 2007 and 2006, the Company's operations were all carried out in the PRC. Accordingly, the Company's business, financial condition and results may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Commitments and contingencies

The Company follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments. SFAS 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 (the Company's fiscal 2008). It is believed that implementation of SFAS 157 will have little or no impact on the Company's consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans— an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158). SFAS 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures. It is believed that implementation of SFAS 157 will have little or no impact on the Company's consolidated financial statements since the Company has no applicable plans.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (the Company's fiscal 2008) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Company's consolidated financial statements.

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (the Company's fiscal 2009). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This standard does not currently affect the Company.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

NOTE 3

ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31,
	2007	2006

Accounts receivable	$138,085	$241,371
Less: allowance for doubtful accounts	-	-

Accounts receivable, net	$138,085	$241,371

NOTE 4

INVENTORIES

Inventories by major categories are summarized as follows:

	As of December 31,
	2007	2006

Raw materials	$108,701	$59,957
Work in progress	517,494	476,192
Finished goods	23,177	2,810

	$649,372	$538,959

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 5

DEPOSITS, PREPAYMENTS AND OTHER CURRENT ASSETS

Deposits, prepayments and other current assets consist of the following:

	As of December 31,
	2007	2006

Trade deposits	$125,289	$19,817
Prepayments	-	28,174
Other receivables	22,561	16,342

	$147,850	$64,333

NOTE 6

INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	As of December 31,
	2007	2006

Computer software, cost	$1,360	$-
Exclusive right to use a secret process, cost	4,107,001	3,841,869
Less: Accumulated amortization	(719,405)	(288,140)

	$3,388,956	$3,553,729

In April 2006, the Company purchased from a third party a ten-year exclusive right to use a secret process and method in the cultivation and growing of Chinese Caterpillar Fungus, which is highly demanded by the Chinese medicine and nutrition markets, for a cash consideration of RMB30,000,000, payable over five years. The exclusive right is amortized over its term of ten years using the straight-line method.

Amortization expenses in aggregate for the years ended December 31, 2007 and 2006 was $395,021 and $282,185, respectively.

NOTE 7

BUILDINGS, MACHINERY AND EQUIPMENT, NET

Buildings, machinery and equipment, net consisted of the following:

	As of December 31,
	2007	2006

Buildings	$10,898,103	$1,464,129
Office equipment	3,908	3,656
Motor vehicles	117,901	93,460

Total cost	11,019,912	1,561,245
Less: Accumulated depreciation	(299,435)	(130,794)

	$10,720,477	$1,430,451

Depreciation expenses in aggregate for the years ended December 31, 2007 and 2006 were $153,268 and $73,660, respectively.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 8

OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	As of December 31,
	2007	2006

Accrued staff costs	$181,503	$54,869
Advance from customers	276,538	-
Other taxes payable	1,886	1,231
Other payables	16,702	28,477

	$476,629	$84,577

NOTE 9

DUE FROM (TO) RELATED PARTIES

Due from (to) related parties consisted of the following:

		As of December 31,
		2007	2006
Due (to) a shareholder of the Company:
- Ms. Lian Yun Han, CEO of the Company	(a)	$-	$(1,509,449)

Due from (to) related company:
- Heilonjiang Shuaiyi Technology Development Co., Ltd.	(b)	$(53)	$6,498
(“Shuaiyi Technology”)

(a) Ms. Han is the CEO and Chairman of the Company.

(b) Shuaiyi Technology and the Company are under common control and management.

The amounts due from or to related parties were non-interest bearing, unsecured and have no fixed term of repayment.

NOTE 10

SHORT TERM SECURRED BANK LOANS

Short-term bank loans consisted of the following:

	As of December 31,
	2007	2006
8.19% short-term bank loan granted by Commercial Bank of Harbin, Xinyang Branch, repaid on December 26, 2007, secured by a director's property	$-	$192,093

	$-	$192,093

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 11

PAYABLE FOR INTANGIBLES

As described in Note 6, the Company purchased an exclusive right from an independent party for a secret process and method for a stated value of RMB30,000,000 payable over 5 years from the date of purchase.  The agreement provides that all payments by the Company for the secret process and method will be refundable if the secret process and method proves ineffective. Under APB21, “Interest on Receivables and Payables”, the payable for intangibles are stated without imputed interest as the noninterest factor fairly represents the warranty for performance.

The following table presents the amounts payable for the next five years and thereafter:

Year ending December 31,
2008	$821,400
2009	821,400
2010	821,400
2011 and thereafter	-

2,464,200
Less: Current portion	821,400
Non-current portion	$1,642,800

NOTE 12

PRC STATUTORY RESERVES

In accordance with the PRC laws, the Company's PRC subsidiaries were required to transfer 10% of their profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profits after tax to the public welfare fund. With the amendment of the PRC laws which became effective from January 1, 2006, enterprises in the PRC are no longer required to transfer any profit to the public welfare fund. Any balance of public welfare fund brought forward from December 31, 2005 was to be transferred to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

NOTE 13

OTHER INCOME (EXPENSES)

	Year ended December 31,
	2007	2006

Interest income	$49,693	$18,217
Interest expenses	(19,135)	(3,681)
Service income	51,608	46,363
Other expense	(13)	-

	$82,153	$60,899

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 14

INCOME TAXES

The Company is subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which the entity operates, i.e. the PRC.  The statutory PRC Enterprise Income Tax rate (“EIT”) for the years ended December 31, 2007 and 2006 is generally 33%. However, one of the Companies' subsidiaries, Daqing, being engaged in growing and sales of high-tech agricultural products – silage corn products is entitled to a preferential EIT treatment whereby Daqing is granted an EIT holiday for the two years ended December 31, 2007 and 2006 and a 50% reduction on the EIT rate for the three years ending December 31, 2008, 2009 and 2010.

The Company's provision for income tax consisted of:

	Year ended December 31,
	2007	2006

Current – PRC	$85,243	$39,604
Deferred	-	-

	$85,243	$39,604

A reconciliation of the provision for income taxes determined at the local income tax to the Company's effective income tax rate is as follows:

	Year ended December 31,
	2007	2006

Pre-tax income	$5,257,771	$1,703,354

United States statutory corporate income tax rate	35%	35%
Income tax computed at United States statutory corporate income tax rate	1,840,220	596,174
Reconciling items:
Impact of tax holiday of Daqing	(1,665,410)	(511,169)
Rate differential for PRC earnings	(105,155)	(34,067)
Non-deductible expenses and non-taxable income	15,588	(11,334)

Effective tax expense	$85,243	$39,604

On March 16, 2007, the PRC government promulgated a new tax law, China's Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign-owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides for a five-year transition period from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential EIT treatment. Accordingly, Daqing will continue to be entitled to the 50% reduction on its EIT rate for the three years ending December 31, 2008, 2009 and 2010.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 15

RELATED PARTY TRANSACTIONS

Purchases

For the years ended December 31, 2007 and 2006, the purchases included $961,312 and $591,351, respectively that were made from Shuaiyi Technology (see Note 9), which is under common control as the Company.

Buildings, machinery and equipment

For the years ended December 31, 2007 and 2006, the Company acquired buildings of $9,332,932 and nil, respectively from Shuaiyi Technology (see Note 9), which is under common control as the Company.

NOTE 16

COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company has entered into a tenancy agreement for the lease of exhibition hall for the purposes of the operation of Green & Specialty. The Company's commitments for minimum lease payments under this operating lease for the next five years and thereafter as of December 31, 2007 are as follows:

Year ending December 31,
2008	$21,356
2009	21,356
2010	21,356
2011 and thereafter	-

$64,068

Rental expenses for the years ended December 31, 2007 and 2006 were $20,678 and $23,317, respectively, which comprised only minimum rentals under operating leases.

Contingencies

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, they do not need to provide all employees with such social insurances, and have not paid the social insurances for all employees.

In the event that any current or former employee files a complaint with the PRC government, the Company and its subsidiaries may be subject to making up the social insurances as well as administrative fines. As the Company believes that these fines would not be material, no provision has been made in this regard.

NOTE 17

SUBSEQUENT EVENTS

On January 12, 2008, the remaining registered capital of RMB9,000,000 (equivalent to US$1,238,441) was paid up by the shareholders of New Energy by way of fixed assets in kind, which has been certified and approved by the relevant local government business bureau. After this capital injection, the paid up capital of New Energy increased from RMB51,000,000 (equivalent to US$6,396,187) to RMB60,000,000 (equivalent to US$7,634,628).

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

NOTE 18

SEGMENT INFORMATION

The Company believes that during the years ended December 31, 2007 and 2006, the Group operated in two business segments identified by product, “Chinese Caterpillar Fungus” and “other green and specialty food products”.  The Chinese Caterpillar Fungus segment consists of the growing and sales of Chinese Caterpillar Fungus, which was conducted through the Company's subsidiary, Daqing. The other agricultural products segment consists of the sales of rice, flour, etc, which were mainly conducted through the Company's subsidiary, Green & Specialty.

Throughout the years ended December 31, 2007 and 2006, all of the Company's operations were carried out in one geographical segment - China.

Year ended December 31, 2007	Chinese Caterpillar Fungus	Other green and specialty food products	Corporate unallocated	Consolidated

Segment revenue from external customers	$5,974,944	$3,219,645	$-	$9,194,589

Segment profit	$4,734,749	$523,792	$-	$5,258,541
Unallocated expenses				(770)
Income from operations before income taxes				$5,257,771

Segment assets	$15,873,699	$708,820	$610,569	$17,193,088
Total assets				$17,193,088

Other segment information:
Depreciation and amortization	$544,703	$1,087	$2,499	$548,289
Expenditure for segment assets	$8,977,053	$-	$-	$8,977,053

Year ended December 31, 2006	Chinese Caterpillar Fungus	Other green and specialty food products	Corporate unallocated	Consolidated

Segment revenue from external customers	$1,749,796	$2,569,183	$-	$4,318,979

Segment profit	$1,252,295	$463,046	$-	$1,715,341
Unallocated expenses				(11,987)
Income from operations before income taxes				$1,703,354

Segment assets	$8,942,346	$710,607	$3,500,293	$13,153,246
Total assets				$13,153,246

Other segment information:
Depreciation and amortization	$354,342	$964	$539	$355,845
Expenditure for segment assets	$3,806,143	$502	$-	$3,806,645

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD.

AND SUBSIDIARIES

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
Condensed Consolidated Balance Sheets as of September 30, 2008 (Unaudited) and December 31, 2007 (Audited)	1
Condensed Consolidated Statements of Income and Comprehensive Income for the three months and nine months ended September 30, 2008 and 2007 (Unaudited)	2
Condensed Consolidated Statement of Stockholders' Equity for the nine months ended September 30, 2008 (Unaudited)	3
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 and 2007 (Unaudited)	4
Notes to Condensed Consolidated Financial Statements (Unaudited)	5-18

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

(AMOUNTS EXPRESSED IN US DOLLAR)

	September 30,	December 31,
	2008	2007
	Unaudited	Audited
A S S E T S

CURRENT ASSETS:
Cash and cash equivalents	$6,103,333	$2,148,348
Accounts receivable - trade, net	952,226	138,085
Inventories	997,745	649,372
Deposits, prepayments and other current assets	118,914	147,850
Due from the shareholder	8,166	-
Total current assets	8,180,384	3,083,655

OTHER ASSETS:
Intangible assets, net	3,301,358	3,388,956
Buildings, machinery and equipment, net	12,306,286	10,720,477

Total assets	$23,788,028	$17,193,088

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable – trade	$3,214	$29,777
Other payables and accruals	283,201	476,629
Payable for intangibles – Current portion	879,985	821,400
Taxes payable	263,628	75,420
Due to related party	6,765	53
Total current liabilities	1,436,793	1,403,279

NON-CURRENT LIABILITIES
Payable for intangibles, net of current portion	879,985	1,642,800

Total liabilities	2,316,778	3,046,079

COMMITMENTS AND CONTINGENCIES (Note 15)

SHAREHOLDERS' EQUITY:
Paid up capital	7,678,421	6,396,187
Capital reserves	86,863	86,863
Statutory reserves	693,028	693,028
Retained earnings	10,917,005	6,045,906
Accumulated other comprehensive income	2,095,933	925,025
Total shareholders' equity	21,471,250	14,147,009

Total liabilities and shareholders' equity	$23,788,028	$17,193,088

See accompanying notes to condensed consolidated financial statements

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

 (AMOUNTS EXPRESSED IN US DOLLAR)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Revenue	$4,413,082	$1,890,714	$10,167,285	$6,493,871

Cost of goods sold	(1,346,285)	(740,342)	(3,579,138)	(2,453,389)

Gross profit	3,066,797	1,150,372	6,588,147	4,040,482

Selling expenses	(88,985)	(16,488)	(137,904)	(51,761)
General and administrative expenses	(258,361)	(106,571)	(826,754)	(263,773)

Income from operations	2,719,451	1,027,313	5,623,489	3,724,948

Other income (expenses):
Other income, net	-	11,487	3,864	31,702
Interest income	8,369	17,639	18,742	34,317
Interest expenses	-	(5,609)	-	(12,383)

Total other income	8,369	23,517	22,606	53,636

Income before income tax	2,727,820	1,050,830	5,646,095	3,778,584

Provision for income tax	(361,336)	(20,390)	(774,996)	(52,654)

Net income	2,366,484	1,030,440	4,871,099	3,725,930

Other comprehensive income:
Foreign currency translation adjustment	144,928	149,391	1,170,908	388,286

Comprehensive income	$2,511,412	$1,179,831	$6,042,007	$4,114,216

See accompanying notes to condensed consolidated financial statements

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

(AMOUNTS EXPRESSED IN US DOLLAR)

					Accumulated
					other
	Paid-in	Capital	Statutory	Retained	comprehensive
	capital	reserves	Reserves	earnings	income	Totals

BALANCE, at December 31, 2007 (Audited)	$6,396,187	$86,863	$693,028	$6,045,906	$925,025	$14,147,009

Net income for the nine months ended September 30, 2008	-	-	-	4,871,099	-	4,871,099
Foreign currency translation adjustment	-	-	-	-	1,170,908	1,170,908
Total comprehensive income						6,042,007

Issuance of common stock	1,282,234	-	-	-	-	1,282,234

BALANCE, at September 30, 2008 (Unaudited)	$7,678,421	$86,863	$693,028	$10,917,005	$2,095,933	$21,471,250

See accompanying notes to condensed consolidated financial statements

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,871,099	$3,725,930
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	840,337	355,825
Impairment losses on receivables	636	-
Impairment loss on inventories	5,567	-
Loss on disposal of fixed assets	123	-
(Increase) decrease in assets:
Accounts receivable, net	(784,792)	167,167
Deposits, prepayments and other current assets	38,355	48,327
Inventories	(300,116)	(168,409)
Due from related party	(7,963)	-
Increase (decrease) in liabilities:
Accounts payable	(27,974)	(37,130)
Other payables and accruals	(221,769)	182,152
Taxes payable	178,285	1,949
Net cash provided by operating activities	4,591,788	4,275,811

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of buildings, machinery and equipment	(31,689)	(2,018)
Purchase of intangible assets	(1,266)	-
Settlement of payable for intangibles	(858,111)	(785,330)
Net cash used in investing activities	(891,066)	(787,348)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to related party	6,541	(1,481,419)
Repayments of short-term bank loans	-	(2,676)
Net cash provided by (used in) financing activities	6,541	(1,484,095)

Foreign currency translation adjustment	247,722	324,753

INCREASE IN CASH AND CASH EQUIVALENTS	3,954,985	2,329,121
CASH AND CASH EQUIVALENTS, at the beginning of the period	2,148,348	7,317,905

CASH AND CASH EQUIVALENTS, at the end of the period	$6,103,333	$9,647,026

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Machinery acquired in exchange for the Company's common stock	$1,282,234	$-

SUPPLEMENTAL DISCLOSURE INFORMATION
Interest paid	$-	$12,383
Income taxes paid	$650,999	$51,723

See accompanying notes to condensed consolidated financial statements

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION

Heilongjiang Shuaiyi New Energy Development Co., Ltd. (“New Energy”) is a limited liability company established on July 11, 2006 in the People's Republic of China (the “PRC”), with a registered and paid up capital of RMB60,000,000 (equivalent to US$7,678,421), without shares, as of September 30, 2008.

During the nine months ended September 30, 2008, the Company increased its paid-in capital by RMB9,000,000 (equivalent to $1,282,234) in exchange for machinery acquired from the minority stockholders at fair value.

New Energy is principally engaged in the business of investment holding and through its subsidiaries, conducts the businesses of growing and sale of Chinese Caterpillar Fungus and sales of green and specialty food products. As of September 30, 2008, details of the subsidiaries of New Energy are as follows:

Subsidiaries' names	Place of operation	Percentage of effective ownership	Principal activities

Daqing Shuaiyi Biomass Technology Co., Ltd. (“Daqing”)	The PRC	100%	Growing and sales of Chinese Caterpillar Fungus
Harbin Shuaiyi Green and Specialty Food Trading LLC. (“Green & Specialty”)	The PRC	100%	Sales of green and specialty food products

In September 2007, the Company and its subsidiaries underwent a restructuring exercise whereby New Energy has become the holding company of the group comprising New Energy, Daqing and Green & Specialty (together the “Company”), and former ultimate shareholders of Daqing and Green & Specialty have become the controlling shareholders of New Energy. This restructuring exercise has been accounted for as recapitalization of Daqing and Green & Specialty with no adjustment to the historical basis of the assets and liabilities of Daqing and Green & Specialty and the operations were consolidated as though the restructuring occurred as of the beginning of the first accounting period presented in these financial statements.  For the purpose of presenting the financial statements on a consistent basis, the condensed consolidated financial statements have been prepared as if New Energy had been in existence since the beginning of the earliest period presented and throughout the whole periods covered by these financial statements.

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Principle of consolidation

These condensed consolidated financial statements include the accounts of New Energy and its subsidiaries.  All significant inter-company balances or transactions have been eliminated on consolidation.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basis of preparation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  These condensed consolidated financial statements for the interim periods are unaudited. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these condensed consolidated financial statements are not necessarily indicative of the results that may be reported for the entire year. The accompanying condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2007.

Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the balance sheet date of these condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.  Because of the short maturity of these investments, the carrying amounts approximate their fair value.  Restricted cash, if any, is excluded from cash and cash equivalents.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Company considers many factors, including the age of the balance, the customer's payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management's estimates based on prevailing market conditions. Management will write down the inventories to market value if it is below cost. Management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Company's financial instruments primarily consist of cash and cash equivalents, trade accounts receivable, other current assets; trade accounts payable, accrued expenses, short-term bank loans, other current liabilities, and due to related parties.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

Buildings, machinery and equipment

Buildings, machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
(In years)
Buildings	20-40
Machinery, motor vehicles	5-10
Office equipment	5

The carrying value of buildings, machinery and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Impairment of long-lived assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there is identifiable cash flows that are largely independent of future cash flows from other asset groups.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Sales revenue is recognized net of sales discounts and returns. Based on historical experience, management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

On January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Company's financial position or results.

Comprehensive income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the condensed consolidated financial statements. Accumulated other comprehensive income includes foreign currency translation adjustments.

Foreign currency

The Company uses the United States dollars (“US Dollar” or “US$” or “$”) for financial reporting purposes. The Company maintains books and records in its functional currency, Chinese Renminbi (“RMB”), being the primary currency of the economic environment in which its operations are conducted. In general, the Company translates its assets and liabilities into US dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of the Company's financial statements are recorded as accumulated other comprehensive income.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency (continued)

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the condensed consolidated financial statements were as follows:

	September 30, 2008	December 31, 2007
Balance sheet items, except for paid-in capital and retained earnings, as of the end of period	US$1:RMB 6.8183	US$1:RMB7.3046
	Three months ended September 30, 2008	Three months ended September 30, 2007
Amounts included in the statements of income, statements of stockholders' equity and statements of cash flows for the period	US$1:RMB 6.8390	US$1:RMB 7.5635
	Nine months ended September 30, 2008	Nine months ended September 30, 2007
Amounts included in the statements of income, statements of stockholders' equity and statements of cash flows for the period	US$1:RMB 6.9921	US$1:RMB 7.6401

Business segmentation

The Company follows SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”, which requires that companies disclose segment data based on how management makes decision about allocating resources to segments and evaluating their performance.

The Company believes that during the three months and nine months period ended September 30, 2008 and 2007, it operated in two business segments – growing and sales of Chinese Caterpillar Fungus, which is highly demanded by the Chinese medicine and nutrition markets, and sales of green and specialty food products, respectively.  Throughout the three months and nine months period ended September 30, 2008 and 2007, all of the Company's operations were carried out in one geographical segment - China.

Commitments and contingencies

The Company follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Company) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Company's financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

NOTE 3

ACCOUNTS RECEIVABLE - TRADE, NET

Accounts receivable - trade consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Accounts receivable - trade	$952,731	$138,085
Less: Allowance for doubtful accounts	(505)	-

Accounts receivable - trade, net	$952,226	$138,085

NOTE 4

INVENTORIES

Inventories by major categories are summarized as follows:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Raw materials	$287,766	$108,701
Work in progress	692,999	517,494
Finished goods	22,689	23,177

	1,003,454	649,372
Less: Allowance for obsolete inventories	(5,709)	-

	$997,745	$649,372

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 5

DEPOSITS, PREPAYMENTS AND OTHER CURRENT ASSETS

Deposits, prepayments and other current assets consist of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Other receivables	119,061	22,561
Trade deposits	-	125,289

	119,061	147,850
Less: Allowance for doubtful debts	(147)	-

	$118,914	$147,850

NOTE 6

INTANGIBLE ASSETS, NET

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Computer software, cost	$1,456	$1,360
Exclusive right to use a secret process, cost	4,401,222	4,107,001
Less: Accumulated amortization	(1,101,320)	(719,405)

	$3,301,358	$3,388,956

In April 2006, the Company entered into an agreement to purchase from a third-party seller (the “Seller”) a ten-year exclusive right to use within China a secret process and method in the cultivation and growing of Chinese Caterpillar Fungus, which was originally developed by the Seller, for RMB30,000,000, payable in cash over five years. Under the agreement, the Company and the seller have entered into another agreement for the employment of the Seller as the Company's technical consultant to assist the Company in the application of the secret process and method.

The exclusive right is amortized over its term of ten years using the straight-line method.

Amortization expenses for the nine months ended September 30, 2008 and 2007 were $322,388 and $294,499, respectively.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 7

BUILDINGS, MACHINERY AND EQUIPMENT, NET

Buildings, machinery and equipment, net consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Buildings	$11,675,386	$10,898,103
Office equipment	9,339	6,019
Machinery	1,418,493	64,525
Motor vehicles	54,921	51,265

Total cost	13,158,139	11,019,912
Less: Accumulated depreciation	(851,853)	(299,435)

Net book value	$12,306,286	$10,720,477

Depreciation expenses for the nine months ended September 30, 2008 and 2007 were $517,949 and $61,326, respectively.

NOTE 8

OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	September 30, 2008	December 31, 2007
	Unaudited	Audited

Accrued staff costs	$274,684	$181,503
Advance from customers	-	276,538
Other taxes payable	1,715	1,886
Other payables	6,802	16,702

	$283,201	$476,629

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 9

PAYABLE FOR INTANGIBLES

As described in Note 6, the Company purchased an exclusive right from an independent party for a secret process and method for a stated value of RMB30,000,000 payable over 5 years from the date of purchase.  The agreement provides that all payments by the Company for the secret process and method will be refundable if the secret process and method proves ineffective. Under APB21, “Interest on Receivables and Payables”, the payable for intangibles are stated without imputed interest as the noninterest factor fairly represents the warranty for performance.

The following table presents the amounts payable for the next five years and thereafter:

Year ending September 30,
2009	$879,985
2010	879,985
2011 and thereafter	-

1,759,970
Less: Current portion	(879,985)

Non-current portion	$879,985

NOTE 10

STATUTORY RESERVES

In accordance with the PRC laws, the Company's PRC subsidiaries were required to transfer 10% of their profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profits after tax to the public welfare fund. With the amendment of PRC laws which was effective from January 1, 2006, enterprises in the PRC were no longer required to transfer any profit to the public welfare fund. Any balance of public welfare fund brought forward from December 31, 2005 was to be transferred to the statutory surplus reserve. The statutory surplus reserve is non-distributable.

NOTE 11

OTHER INCOME (EXPENSES), NET

	For the Three Months		For the nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited

Service income	$-	$11,487	$171	$31,702
Gain on sales of scraps	-	-	1,548	-
Gain on write-back of payables	-	-	2,268	-
Loss on disposal of fixed assets	-	-	(123)	-

	$-	$11,487	$3,864	$31,702

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 12

INCOME TAXES

The PRC subsidiaries within the Company are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate, i.e. the PRC.  The statutory PRC Enterprise Income Tax rate (“EIT”) for the nine months ended September 30, 2008 and 2007 are 25% and 33%, respectively.  However, one of the Company's subsidiaries, Daqing, being engaged in growing and sales of agricultural products is entitled to a preferential EIT treatment whereby Daqing is granted an EIT holiday for the two years ended December 31, 2007 and 2006 and a 50% reduction on the EIT rate for the three years ending December 31, 2008, 2009 and 2010.

The Company's income tax consisted of:

	For the Three Months		For the nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007
	Unaudited	Unaudited	Unaudited	Unaudited

Current – PRC	$361,336	$20,390	$774,996	$52,654
Deferred	-	-	-	-

	$361,336	$20,390	$774,996	$52,654

On March 16, 2007, the PRC government promulgated a new tax law, China's Unified Enterprise Income Tax Law (“New EIT Law”), which took effect from January 1, 2008. Under the New EIT Law, foreign-owned enterprises as well as domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides for a five-year transition period from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential EIT treatment. Accordingly, Daqing will continue to be entitled to the 50% reduction on its EIT rate for the three years ending December 31, 2008, 2009 and 2010.

NOTE 13

RELATED PARTY TRANSACTIONS

(a)

DUE FROM (TO) RELATED PARTIES

Due from (to) related parties consisted of the following:

		September 30, 2008	December 31, 2007
		Unaudited	Audited
Due from a shareholder of the Company:
- Ms. Lian Yun Han, CEO of the Company	(a)	$8,166	$-

Due to related company:
- Heilonjiang Shuaiyi Technology Development Co., Ltd.	(b)	$6,765	$53
(“Shuaiyi Technology”)

(a) Ms. Han is the CEO and Chairman of the Company.

(b) Shuaiyi Technology and the Company are under common control and management.

The amounts due from (to) related parties were non-interest bearing, unsecured and have no fixed term of repayment.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 13

RELATED PARTY TRANSACTIONS (CONTINUED)

(b)

PURCHASES

For the nine months ended September 30, 2008 and 2007, purchases included $1,156,869and $519,371, respectively that were made from Shuaiyi Technology, which is under common control as the Company.

(c)

LAND LEASE

The Company has entered into an agreement with Shuaiyi Technology for the lease of a parcel of land on which the Company's facilities for growing and cultivation of Chinese Caterpillar Fungus situate for a period of twenty years commencing from January 1, 2008.  For the nine months ended September 30, 2008 and 2007, the Company paid rental expense of $6,597 and nil, respectively, to Shuaiyi Technology

NOTE 14

CONCENTRATION OF CREDIT RISK

As of September 30, 2008 and December 31, 2007, 100% of the Company's cash included cash on hand and deposits in accounts being maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure.  However, the Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

For the nine months ended September 30, 2008 and 2007, all of the Company's sales arose in the PRC.  In addition, all accounts receivable as of September 30, 2008 and December 31, 2007 also arose in the PRC.

Except for two customers who accounted for 11% and 10% of the Company's revenue for the nine months ended September 30, 2007, there was no other single customer who accounted for more than 10% of the Company's revenue for either the nine months ended September 30, 2008 or 2007.

As of September 30, 2008, the largest five customers accounted for 17%, 16%, 13%, 12% and 12% of accounts receivable of the Company whereas as of December 31, 2007, the largest three customers accounted for 40%, 25% and 20% of accounts receivable of the Company. Except for the afore-said, there was no other single customer that accounted for more than 10% of the Company's accounts receivables as of September 30, 2008 and December 31, 2007.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 15

COMMITMENTS AND CONTINGENCIES

Lease commitments

The Company has entered into tenancy agreements for the lease of exhibition hall and land with an unrelated party and a related company (see Note 13(c)), respectively, for the purposes of the operation of its subsidiaries. The Company's commitments for minimum lease payments under these operating leases for the next five years and thereafter as of September 30, 2008 are as follows:

Year ending September 30,
2009	$31,899
2010	31,899
2011	14,740
2012	9,020
2013 and thereafter	142,063

Total	$229,621

Contingencies

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover its employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, they do not need to provide all employees with such social insurances, and have not paid the social insurances for all employees.

In the event that any current or former employee files a complaint with the PRC government, the Company and its subsidiaries may be subject to making up the social insurances as well as administrative fines.  As the Company believes that these fines would not be material, no provision has been made in this regard.

HEILONGJIANG SHUAIYI NEW ENERGY DEVELOPMENT CO., LTD AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

NOTE 16

SEGMENT INFORMATION

The Company believes that during the nine months ended September 30, 2008 and 2007, the Company operated in two business segments identified by product, “Chinese Caterpillar Fungus” and “other green and specialty food products”.  The Chinese Caterpillar Fungus segment consists of the growing and sales of Chinese Caterpillar Fungus, which was conducted through the Company's subsidiary, Daqing.  The other green and specialty food products segment consists of the sales of rice, flour and silage corn, etc, which were mainly conducted through the Company's subsidiary, Green & Specialty.

Throughout the nine months ended September 30, 2008 and 2007, all of the Company's operations were carried out in one geographical segment - China.

Nine months ended September 30, 2008	Chinese Caterpillar Fungus	Other green and specialty Food products	Corporate unallocated	Consolidated

Segment revenue from external customers	$6,985,060	$3,182,225	$-	$10,167,285

Segment profit	$5,145,129	$658,780	$(157,814)	$5,646,095
Income from operations before income taxes				$5,646,095

Segment assets	$21,467,946	$881,929	$1,438,153	$23,788,028
Total assets				$23,788,028

Other segment information:
Depreciation and amortization	$832,258	$5,708	$2,371	$840,337
Expenditure for segment assets	$884,338	$4,598	$2,130	$891,066

Nine months ended September 30, 2007	Chinese Caterpillar Fungus	Other green and specialty food products	Corporate unallocated	Consolidated

Segment revenue from external customers	$4,181,359	$2,312,512	$-	$6,493,871

Segment profit	$3,342,056	$434,375	$2,153	$3,778,584
Income from operations before income taxes				$3,778,584

Segment assets	$9,068,361	$809,114	$5,321,933	$15,199,408
Total assets				$15,199,408

Other segment information:
Depreciation and amortization	$349,621	$4,883	$1,321	$355,825
Expenditure for segment assets	$785,330	$-	$2,018	$787,348

New Zealand WAYNE's  New Resources Development Co., Ltd.

Index to Unaudited Financial Statements

Page
Balance Sheet as of September 30, 2008	1
Statement of Income and Comprehensive Income for the period from March 13, 2008 (date of incorporation) to September 30, 2008	2
Statement of Stockholders' Equity for the period from March 13, 2008 (date of incorporation) to September 30, 2008	3
Condensed Consolidated Statements of Cash Flows for the period from March 13, 2008 (date of incorporation) to September 30, 2008	4
Notes to Financial Statements	5-8

New Zealand WAYNE's  New Resources Development Co., Ltd.

Balance Sheet as of September 30, 2008 (Unaudited)

(Amounts expressed in United States dollar)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$50,000

Total assets	$50,000

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Total liabilities	$-

SHAREHOLDER' EQUITY
Common stock, $1 par, 50,000 shares authorized, issued and fully paid	50,000
Retained earnings	-

Total shareholders' equity	50,000

Total liabilities and shareholders' equity	$50,000

See accompanying notes to these financial statements

New Zealand WAYNE's  New Resources Development Co., Ltd.

Statement of Income and Comprehensive Income (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

and the Three-Month Period ended September 30, 2008

(Amounts expressed in United States dollar)

	Three-months period ended September 30, 2008	Period from March 13, 2008 (date of incorporation) to September 30, 2008

Revenue	$-	$-

Expenses	-	-

Income before income tax	-	-

Provision for income tax	-	-

Net income	-	-

Other comprehensive income	-	-

Comprehensive income	$-	$-

See accompanying notes to these financial statements

New Zealand WAYNE's  New Resources Development Co., Ltd.

Statement of Stockholders' Equity and Comprehensive Income (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

(Amounts expressed in United States dollar)

	Common stock		Retained
	Shares	Amount	earnings	Totals

At incorporation	$-	$-	$-	$-

Issuance of common stock	50,000	50,000	-	50,000

BALANCE, September 30, 2008	$50,000	$50,000	$-	$50,000

See accompanying notes to these financial statements

New Zealand WAYNE's  New Resources Development Co., Ltd.

Statement of Cash Flow (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

(Amounts expressed in United States dollar)

CASH FLOWS FROM OPERATING ACTIVITIES	$-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	50,000

Net cash provided by financing activities	50,000

INCREASE IN CASH AND CASH EQUIVALENTS	50,000

CASH AND CASH EQUIVALENTS, at the end of the period	$50,000

SUPPLEMENTAL DISCLOSURE INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying notes to these financial statements

New Zealand WAYNE's  New Resources Development Co., Ltd.

Notes to Financial Statements (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION

New Zealand WAYNE's New Resources Development Co., Ltd. (“the Company”) is a company incorporated on March 13, 2008 in the British Virgin Islands.

The Company had not commenced any business activities until it entered into an agreement on July 28, 2008 to acquire Heilongjiang Shuaiyi New Energy Development Co., Ltd., which is more fully disclosed in note 3.

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary in order to prepare the financial statements have been included. Results for the interim periods are not necessarily indicative of the results that may be expected for the year.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash in banks and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Restricted cash, if any, is excluded from cash and cash equivalents.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and line of credit to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

New Zealand WAYNE's  New Resources Development Co., Ltd.

Notes to Financial Statements (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectibility is reasonably assured.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Commitments and contingencies

The Company follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Company) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Company's financial statements.

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

New Zealand WAYNE's  New Resources Development Co., Ltd.

Notes to Financial Statements (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, fiscal 2009 for the Company). Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Company's consolidated financial statements.

New Zealand WAYNE's  New Resources Development Co., Ltd.

Notes to Financial Statements (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

In October 2008, the FASB issued FSP. FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management's internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company is currently evaluating the impact that adopting FAS 157-3 will have on its financial statements.

NOTE 3

SUBSEQUENT EVENTS

Pursuant to a restructuring plan intended to ensure compliance with regulatory requirements of the People's Republic of China (“PRC”), the Company entered into an agreement to acquire Heilongjiang Shuaiyi New Energy Development Co., Ltd. (“Heilongjiang Shuaiyi”), which was approved by the relevant PRC government authority on October 23, 2008.  On November 24, 2008, Heilongjiang Shuaiyi obtained the Certificate of Approval for Establishment of Enterprises of Foreign Investment issued by Heilongjiang Provincial Government and a new business license was issued to Heilongjiang Shuaiyi on December 1, 2008.

As part of the restructuring plan, on September 12, 2008, each of Ms. Lianyu Han, the then controlling shareholder and chairman of board of directors of Heilongjiang Shuaiyi, and Heilongjiang Shuaiyi's other individual shareholders (collectively “Shuaiyi Founders”) respectively entered into an earn-in agreement (“Earn-in Agreement”) with New Zealand WAYNE's Investment Holdings Co., Ltd. (“Shareholder”), the Company's sole shareholder.  Pursuant to the Earn-in Agreements, Shuaiyi Founders obtained the right and option to acquire controlling shares in Shareholder, subject to the satisfaction of four conditions set forth in the Earn-in Agreements.  The Earn-In Agreements will enable Shuaiyi Founders to regain ultimate legal ownership of Heilongjiang Shuaiyi.

Further on December 8, 2008, Heilongjiang Shuaiyi entered into separate loan agreement and promissory notes (“Notes”) with Shuaiyi Founders, pursuant to which, Shuaiyi Founders has agreed to lend to Heilongjiang Shuaiyi RMB60,000,000 (approximately $8.8 million) which amount equals to the consideration payable by the Company for the acquisition of Heilongjiang Shuaiyi in compliance with regulatory requirements of the PRC. The Notes bear no interest and are payable in successive equal yearly payments beginning on the tenth anniversary of the Notes, December 8, 2018, and within the first month of each year thereafter.  The final payment is due on January 1, 2028.

During and after this restructuring plan, Heilongjiang Shuaiyi has continued to be under the operating and management control of Shuaiyi Founders. In addition, Shuaiyi Founders continue to bear the residual risks and rewards relating to Heilongjiang Shuaiyi. As a result, this restructuring plan will be accounted for as recapitalization of Heilongjiang Shuaiyi with no adjustment to the historical basis of the assets and liabilities of Heilongjiang Shuaiyi, and the results of Heilongjiang Shuaiyi will be consolidated as if the restructuring plan had occurred as of the beginning of the first accounting period presented in the Company's financial statements.

New Zealand WAYNE's  New Resources Development Co., Ltd.

Notes to Financial Statements (Unaudited)

For the Period from March 13, 2008 (Date of Incorporation) to September 30, 2008

NOTE 3

SUBSEQUENT EVENTS (CONTINUED)

Heilongjiang Shuaiyi was established on July 11, 2006 under the laws of the PRC as a limited liability company.  Heilongjiang Shuaiyi has two wholly-owned subsidiaries, Daqing Shuaiyi Biomass Technology Co., Ltd. (“Daqing Shuaiyi”) and Harbin Shuaiyi Green and Specialty Food Trading LLC. (“Harbin Shuaiyi”). Daqing Shuaiyi engages in growing and sales of Chinese Caterpillar Fungus in the PRC whereas Harbin Shuaiyi engages in sales of green and specialty food products in the PRC.

The following unaudited pro forma information assumes the acquisition of Heilongjiang Shuaiyi occurred on the beginning of the period presented. The unaudited pro forma information has been prepared for illustrative purposes only and is not intended to be indicative of future results.

Nine months ended September 30, 2008

Pro forma adjusted total revenue	$10,167,285

Pro forma adjusted net income	$4,871,099

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of (i) the acquisition of New Resources by YzApp (“Share Exchange”) pursuant to the Share Exchange Agreement, and (ii) the acquisition of Heilongjiang Shuaiyi by New Resources (“Shuaiyi Acquisition”) in November 2008, on our historical financial position and our results of operations. The YzApp historical consolidated financial data for the year ended July 31, 2008 were derived from its audited consolidated financial statements incorporated by reference herein. The YzApp historical consolidated financial data for the three months ended October 31, 2008 were derived from its unaudited condensed consolidated financial statements incorporated by reference herein. The New Resources historical financial data were derived from its unaudited financial statements for the period ended September 30, 2008 included in this Current Report. The Heilongjiang Shuaiyi historical consolidated financial data for the year ended December 31, 2007 were derived from its audited consolidated financial statements included in this Current Report. The Heilongjiang Shuaiyi historical consolidated financial data for the nine months ended September 30, 2007 and 2008 were derived from its unaudited condensed consolidated financial statements included in this Current Report.

The fiscal year end of New Resources and Heilongjiang Shuaiyi is December 31, which is different from YzApp's of July 31. The unaudited pro forma condensed combined annual statement of operations combines YzApp's statement of operations for the year ended July 31, 2008 with New Resources and Heilongjiang Shuaiyi's statements of operations for the year ended September 30, 2008. The Heilongjiang Shuaiyi's condensed consolidated statement of operations for the year ended September 30, 2008 have been made up by adding its results for the 9-month interim period ended September 30, 2008 to its 2007 audited annual results and deducting the results for the comparable preceding interim period ended September 30, 2007. The unaudited pro forma condensed combined interim statement of operation combines YzApp's statement of operations for the three months ended October 31, 2008 with New Resources and Heilongjiang Shuaiyi's statements of operations for the three months ended September 30, 2008. The unaudited pro forma condensed combined balance sheet combines YzApp's condensed consolidated balance sheet as of October 31, 2008 with New Resources and Heilongjiang Shuaiyi's condensed consolidated balance sheets as of September 30, 2008.

The unaudited pro forma condensed combined annual and interim statements of operation assume that the Share Exchange and the Shuaiyi Acquisition had taken place as of the beginning of the financial periods presented. The unaudited pro forma condensed combined balance sheet assumes that the Share Exchange and the Shuaiyi Acquisition had taken place as of the balance sheet date.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange or the Shuaiyi Acquisition occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by us with the SEC and included in this Current Report.

YzApp International Inc.
Pro Forma Condensed Combined Interim Statement of Operations

	Three months ended
	Oct 31, 2008	September 30, 2008
	Historical YzApp	Historical New Resources	Historical Heilongjiang Shuaiyi	New Resources and Heilongjiang Shuaiyi combined (1)	Pro forma adjustments (2)	Pro forma combined

Revenue	$-	$-	$4,413,082	$4,413,082		$4,413,082
Cost of goods sold	-	-	(1,346,285)	(1,346,285)		(1,346,285)

Gross profit	-	-	3,066,797	3,066,797		3,066,797
Selling expenses	-	-	(88,985)	(88,985)		(88,985)
General and administrative expenses	(23,169)	-	(258,361)	(258,361)		(281,530)

Income from operations	(23,169)	-	2,719,451	2,719,451		2,696,282
Foreign exchange gain	18,165	-	-	-		18,165
Gain on debt settlement	4,707	-	-	-		4,707
Interest expense	(905)	-	-	-		(905)
Interest income	-	-	8,369	8,369		8,369
Other income, net	-	-	-	-		-

Income before income tax	(1,202)	-	2,727,820	2,727,820		2,726,618
Provision for income tax	-	-	(361,336)	(361,336)		(361,336)

Net income	$(1,202)	$-	$2,366,484	$2,366,484		$2,365,282

EARNINGS PER SHARE
- Basic and diluted				$0.002	(6)	$0.002

Weighted average number of shares
- Basic and diluted				1,378,779,545	(7)	1,390,525,586

YzApp International Inc.
Pro Forma Condensed Combined Annual Statement of Operations

	Year ended
	July 31, 2008	September 30, 2008
	Historical YzApp	Historical New Resources	Historical Heilongjiang Shuaiyi	New Resources and Heilongjiang Shuaiyi combined (1)	Pro forma adjustments (2)	Pro forma combined
Revenue	$-	$-	$12,868,003	$12,868,003		$12,868,003
Cost of goods sold	-	-	(4,637,319)	(4,637,319)		(4,637,319)
	-	-
Gross profit	-	-	8,230,684	8,230,684		8,230,684
Selling expenses	-	-	(157,893)	(157,893)		(157,893)
General and administrative expenses	(44,004)	-	(998,632)	(998,632)		(1,042,636)
		-
Income from operations	(44,004)	-	7,074,159	7,074,159		7,030,155
Foreign exchange gain (loss)	(2,549)	-	-	-		(2,549)
Gain on debt settlement	-	-	-	-		-
Interest expense	(3,054)	-	(6,752)	(6,752)		(9,806)
Interest income	-	-	(15,575)	(15,575)		(15,575)
Other income, net	-	-	73,450	73,450		73,450
		-
Income (loss) before income tax	(49,607)	-	7,125,282	7,125,282		7,075,675
Provision for income tax	-	-	(807,585)	(807,585)		(807,585)

Net income (loss)	$(49,607)	$-	$6,317,697	$6,317,697		$6,268,090

EARNINGS PER SHARE
- Basic and diluted				$0.005	(6)	$0.005

Weighted average number of shares
- Basic and diluted				1,378,779,545	(7)	1,390,525,586

Heilongjiang Shuaiyi - Historical
	Year ended December 31, 2007	9 months ended September 30, 2007	9 months ended September 30, 2008	Year ended September 30, 2008
	<A>	<B>	   	<A> - <B> +

Revenue	$9,194,589	$6,493,871	$10,167,285	$12,868,003
Cost of goods sold	(3,511,570)	(2,453,389)	(3,579,138)	(4,637,319)

Gross profit	5,683,019	4,040,482	6,588,147	8,230,684
Selling expenses	(71,750)	(51,761)	(137,904)	(157,893)
General and administrative expenses	(435,651)	(263,773)	(826,754)	(998,632)

Income from operations	5,175,618	3,724,948	5,623,489	7,074,159
Foreign exchange gain (loss)	-	-	-	-
Gain on debt settlement	-	-	-	-
Interest expense	(19,135)	(12,383)	-	(6,752)
Interest income	-	34,317	18,742	(15,575)
Other income, net	101,288	31,702	3,864	73,450

Income (loss) before income tax	5,257,771	3,778,584	5,646,095	7,125,282
Provision for income tax	(85,243)	(52,654)	(774,996)	(807,585)

Net income (loss)	$5,172,528	$3,725,930	$4,871,099	$6,317,697

YzApp International Inc.
Pro Forma Condensed Combined Balance Sheet

	Historical
	Oct 31, 2008	September 30, 2008			Pro forma adjustments	Pro forma combined
	YzApp	New Resources	Heilongjiang Shuaiyi
			(1)		(2)
CURRENT ASSETS
Cash and cash equivalents	$159	$50,000	$6,103,333			$6,153,492
Accounts receivable, net	-	-	952,226			952,226
Inventories	-	-	997,745			997,745
Deposits, prepayment and other current assets	-	-	118,914			118,914
Due from shareholder	-	-	8,166			8,166

Total current assets	159	50,000	8,180,384			8,230,543
Intangible assets, net	-	-	3,301,358			3,301,358
Building, machinery and equipment, net	-	-	12,306,286			12,306,286

Total assets	$159	$50,000	$23,788,028			$23,838,187

CURRENT LIABILITIES
Accounts payable	$8,925	$-	$3,214			$12,139
Other payables and accruals	7,000	-	283,201			290,201
Loans payable	71,087	-	-			71,087
Payables for intangibles - current	-	-	879,985			879,985
Taxes payable	-	-	263,628			263,628
Due to related party	4,892	-	6,765			11,657
Current liabilities of discontinued operations	27,077	-	-			27,077

Total current liabilities	118,981	-	1,436,793			1,555,774
Payables for intangibles, net of current portion	-	-	879,985			879,985

Total liabilities	118,981	-	2,316,778			2,435,759

SHAREHOLDERS' EQUITY
Preferred stock	-	-	-	(4)	689	-
				(5)	(689)

Common stock	11,746	50,000	7,678,421	(3)	(7,678,421)	1,390,526
				(4)	(50,000)
				(5)	1,378,780

Additional paid-in capital	1,005,145	-	-	(3)	7,678,421	6,219,073
				(4)	(1,086,402)
				(5)	(1,378,090)
Capital reserves	-	-	86,863			86,863
Statutory reserves	-	-	693,028			693,028
Retained earnings	(1,076,575)	-	10,917,005	(4)	1,076,575	10,917,005
Accumulated other comprehensive income	(59,138)	-	2,095,933	(4)	59,138	2,095,933

Total shareholder' equity	(118,822)	50,000	21,471,250			21,402,428

Total liabilities and shareholders' equity	$159	$50,000	$23,788,028			$23,838,187

Notes to Unaudited Pro Forma Condensed Financial Statements

(1)

Pursuant to a restructuring plan intended to ensure compliance with regulatory requirements of the People's Republic of China (“PRC”), New Resources entered into an agreement to acquire Heilongjiang Shuaiyi, which was approved by the relevant PRC government authority on October 23, 2008. On November 24, 2008, Heilongjiang Shuaiyi obtained the Certificate of Approval for Establishment of Enterprises of Foreign Investment issued by Heilongjiang Provincial Government and a new business license was issued to Heilongjiang Shuaiyi on December 1, 2008.

As part of the restructuring plan, on September 12, 2008, each of Ms. Lianyu Han, the then controlling shareholder and chairman of board of directors of Heilongjiang Shuaiyi, and Heilongjiang Shuaiyi's other former individual shareholders (collectively “Shuaiyi Founders”) respectively entered into an earn-in agreement (“Earn-in Agreement”) with New Zealand WAYNE's Investment Holdings Co., Ltd. (“Shareholder”), Heilongjiang Shuaiyi's sole shareholder.  Pursuant to the Earn-in Agreements, Shuaiyi Founders obtained the right and option to acquire controlling shares in Shareholder, subject to the satisfaction of four conditions set forth in the Earn-in Agreements.  The Earn-In Agreements will enable Shuaiyi Founders to regain ultimate legal ownership of Heilongjiang Shuaiyi.

Further on December 8, 2008, Heilongjiang Shuaiyi entered into separate loan agreement and promissory notes (“Notes”) with Shuaiyi Founders, pursuant to which, Shuaiyi Founders has agreed to lend to Heilongjiang Shuaiyi RMB60,000,000 (approximately $8.8 million) which amount equals to the consideration payable by the Company for the acquisition of Heilongjiang Shuaiyi in compliance with regulatory requirements of the PRC. The Notes bear no interest and are payable in successive equal yearly payments beginning on the tenth anniversary of the Notes, December 8, 2018, and within the first month of each year thereafter.  The final payment is due on January 1, 2028.

During and after this restructuring plan, Heilongjiang Shuaiyi has continued to be under the operating and management control of Shuaiyi Founders. In addition, Shuaiyi Founders continue to bear the residual risks and rewards relating to Heilongjiang Shuaiyi. As a result, this restructuring plan is deemed to be recapitalization of Heilongjiang Shuaiyi with no adjustment to the historical basis of the assets and liabilities of Heilongjiang Shuaiyi, and the results of Heilongjiang Shuaiyi will be consolidated as if the restructuring plan had occurred as of the beginning of the first accounting period presented in New Resources' consolidated financial statements.

(2)

Since the Shareholder has received majority voting rights in the combined entity resulting in a change of control and Heilongjiang Shuaiyi's senior management have been appointed to represent the majority of senior management of the combined entity following the Share Exchange, the Share Exchange is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretation and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, New Resources (the legal acquiree) is considered the accounting acquirer and YzApp (the legal acquirer) is considered the accounting acquiree. For accounting purposes, New Resources is treated as the continuing reporting entity and the consolidated financial statements of the combined entity will be those of New Resources in substance, with the assets and liabilities, and results, of YzApp being included effective from the date of consummation of the Share Exchange. The reverse acquisition will be accounted for using the purchase method of accounting. The outstanding stock of YzApp prior to the Share Exchange will be accounted for at their net book value and no goodwill will be recognized.

(3)

Reflects the recapitalization of Heilongjiang Shuaiyi as described in note (1) above.

(4)

Reflects the issuance of 689,390 shares of preferred stock by YzApp in exchange for all the issued and outstanding stock of New Resources and the elimination of the pre-acquisition losses of YzApp (as accounting acquiree).

(5)

Reflects the conversion of the preferred stock issued in the Share Exchange into 1,378,779,545 shares of common stock on the basis of 1 for 2,000.

(6)

The historical earnings per share is computed based on the historical combined income of New Resources and Heilongjiang Shuaiyi, as New Resources is deemed to be the accounting acquirer.

(7)

The weighted average number of shares used for computing the historical earnings per share is based on the number of shares of common stock assuming conversion of the preferred stock issued in the Share Exchange.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Share Exchange Agreement, dated December 23, 2008, among the Company, New Zealand WAYNE's New Resources Development Co., Ltd., Heilongjiang Shuaiyi New Energy Development Co., Ltd., Daqing Shuaiyi Biotech Co., Ltd., Harbin Shuaiyi Green & Specialty Food Trading LLC and New Zealand WAYNE's Investments Holdings Co., Ltd.

3.1*	Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on January 2, 2004].
3.2*	Bylaws of the Company adopted on December 27, 2003 [incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on January 2, 2004].
4.1	Certificate of Designation of Series A Voting Convertible Preferred Stock, as filed with the Nevada Secretary of State December 22, 2008.
10.1	Subscription Agreement, dated December 23, 2008, between the Company and Allied China Investments, LLC.
10.2	Amendment No. 1 to Stock Purchase Agreement, dated December 23, 3008, by and among the Company, Allied China Investments, LLC and Belmont Partners LLC.
10.3	Subscription Agreement, dated December 23, 2008, between the Company and Tan Zhen Investment Limited.
10.4	Escrow Agreement, dated December 23, by and among the Company, Tan Zhen Investment Limited and Sichenzia Ross Friedman Ference LLP, as escrow agent.
10.5	Real Property Purchase Agreement, dated October 22, 2007, between Daqing Shuaiyi Biotech Co., Ltd. and Heilongjiang Shuaiyi Technology Development Co., Ltd. (English Translation)
10.6	Land Lease Agreement, dated January 10, 2008, between Heilongjiang Shuaiyi Technology Development Co., Ltd. and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.7	Lease Agreement, dated December 28, 2005, between Liye Qian and Harbin Shuaiyi Green & Specialty Food Trading LLC. (English Translation)
10.8	Lease Agreement, dated April 23, 2008, between Harbin Jinhua Keji Qiye Fuhuaqi Co., Ltd. and Harbin Shuaiyi Green & Specialty Food Trading LLC. (English Translation)
10.9	Exclusive Licensing Agreement, dated April 10, 2006, between Runjiao Wang and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.10

Equity Transfer Agreement, dated July 28, 2008, by and among Heilongjiang Shuaiyi New Energy Development Co., Ltd., Lianyun Han, Lianxue Han, Lianju Han, Weihan Zhang, Yuehong Luan, Chunming Zhang, Xunjun Li, Nana Jiang, Fengxi Lang and New Zealand WAYNE'S New Resources Development Co., Ltd. (English Translation)

10.11	Form of Earn-In Agreement, dated September 12, 2008.
10.12	Loan Agreement, dated October 15, 2007, between Heilongjiang Shuaiyi New Energy Development Co., Ltd. and Daqing Shuaiyi Biotech Co., Ltd. (English Translation)
10.13	Form of Loan Agreement and Promissory Note, dated December 8, 2008.
10.14	Form of Heilongjiang Shuaiyi New Energy Development Co., Ltd. Employment Agreement. (English Translation)
14*	Code of Ethics and Business Conduct for the Company [incorporated by reference to Exhibit 14.1 to the Company's Annual Report on Form 10-KSB filed on November 20, 2007].
16.1	Letter from RBSM LLP regarding change in certifying accountant.
21	Subsidiaries of the Company.
99.1	Press Release of the Company, dated December 30, 2008.

*Incorporated by Reference